Exhibit 10.1

The New York Times Company

$250,000,000 Aggregate Principal Amount of
14.053% Senior Unsecured Notes due January 15, 2015

and

Warrants to purchase 15,900,000 shares of Class A Common Stock

Securities Purchase Agreement

Dated January 19, 2009

i

(continued)

(continued)

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SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

Schedule B	—	Defined Terms

Schedule 5.3	—	Capitalization

Schedule 5.5	—	Disclosure Matters

Schedule 5.6	—	Significant Subsidiaries

Schedule 5.10	—	Tax Proceedings

Schedule 10.2(b)(B)		— Existing Indebtedness

Schedule 10.2(b)(I)		— Existing Restricted Guaranties

EXHIBIT 1	—	FORM OF 14.053% SENIOR NOTE DUE JANUARY 15, 2015

EXHIBIT 2	—	FORM OF WARRANT

EXHIBIT 3	—	FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT 4(A).4	—	Form of Opinions of Special Counsel to and General Counsel of the Company

v

THE NEW YORK TIMES COMPANY

620 Eighth Avenue

NEW YORK, NEW YORK 10018

TELECOPY NO.:  (212) 556-4634

CONFIRMATION NO.:  (212) 556-1995

January 19, 2009

TO EACH OF THE PURCHASERS LISTED IN

Schedule A Hereto:

Ladies and Gentlemen:

The New York Times Company, a New York corporation, agrees with each of the purchasers of Notes (as defined below) (in such capacity, each a “Note Purchaser” and collectively the “Note Purchasers”) and each of the purchasers of Warrants (as defined below) (in such capacity, each a “Warrant Purchaser” and collectively the “Warrant Purchasers”) whose names appear at the end hereof (generically, each Warrant Purchaser and each Note Purchaser is a “Purchaser” and collectively, the Warrant Purchasers and the Note Purchasers are the “Purchasers”) as follows:

SECTION 1.                                               AUTHORIZATION OF NOTES AND WARRANTS.

The Company has authorized the issue and sale of $250,000,000 aggregate principal amount of its 14.053% Senior Notes due January 15, 2015 (each, a “Note” and collectively the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13).  The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company.  Each Note shall bear interest from the date thereof until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise) at the rate of fourteen and 53/1000 percent (14.053%) per annum.  Interest at the rate of eleven and 53/1000 percent (11.053%) per annum shall be payable in cash.  Interest at the rate of three percent (3%) per annum shall be payable by issuing additional Notes of like tenor in the principal amount of such interest (the amount of such interest, the “PIK Amount”) and shall be capitalized on each Interest Payment Date (as defined below) by the increase of the principal amount outstanding under each Note by the PIK Amount as evidenced in the Note Register; provided, that, at the election of the Company, and on prior notice to the holders of the Notes, such interest may be paid in cash.  Interest is due, in each case, semiannually in arrears on the fifteenth (15th) day of January and July in each year (each an “Interest Payment Date”), commencing July 15, 2009.  Interest on each Note shall be computed on the basis of a three hundred sixty-five (365) day year.  The Company shall also pay, on the first Interest Payment Date occurring after the fifth (5th) anniversary of the Closing Date and on each subsequent Interest Payment Date, a portion of the PIK Amount (and, if necessary, a portion of the original principal amount of the Notes) in an amount sufficient, but not in excess of the amount necessary, to ensure that the Notes will not be an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.  The Notes shall have a stated maturity of January 15, 2015.

The Company has authorized the issue and sale of warrants to acquire, as of the date hereof and subject to adjustment as provided therein, 15,900,000 shares of the Company’s Class A Common Stock, par value $0.10 per share, at a price per share of $6.3572 (each a “Warrant” and collectively, the “Warrants”).  The Warrants shall be substantially in the form set out in Exhibit 2, with such changes therefrom, if any, as may be approved by you and the Company.

Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.                                               SALE AND PURCHASE OF NOTES AND WARRANTS.

Subject to the terms and conditions of this Agreement, the Company will issue and sell (i) to each Note Purchaser and each Note Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Note Purchaser’s name in Schedule A and (ii) to each Warrant Purchaser and each Warrant Purchaser will purchase from the Company, at the Closing provided for in Section 3, such number of Warrants specified opposite such Warrant Purchaser’s name in Schedule A.  The aggregate purchase price for the Notes and the Warrants shall be $250,000,000, and each Purchaser’s individual aggregate purchase price shall be $125,000,000.

The Purchasers’ obligations hereunder are joint and several.

SECTION 3.                                               CLOSING.

The sale and purchase of the Notes and Warrants to be purchased by each Purchaser shall occur at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 at 10:00 a.m., Eastern Standard Time, at a closing (the “Closing”) on January 21, 2009 or on such other Business Day thereafter on or prior to January 28, 2009 as may be agreed upon by the Company and the Purchasers.  At the Closing, the Company will deliver to each Purchaser (i) the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $5,000,000 as such Purchaser may request) dated the date of the Closing and registered in such Note Purchaser’s name (or in the name of its nominee), and (ii) the Warrants to be purchased by such Purchaser in the form of a single Warrant (or such greater number of Warrants as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), all against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the Company’s instructions to the Purchasers.  If at the Closing the Company shall fail to tender such Notes or such Warrants to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4(A) shall not have been fulfilled (or waived by such Purchaser), such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

On or prior to the date of the Closing, the Company will make a pre-emptive rights offer as required by its certificate of incorporation and the New York Business Corporation Law to the holders of its Class B Common Stock pursuant to which the Company may issue up to 9,500 additional Warrants (with any issuance in excess of such amount requiring the consent of the Purchasers).

SECTION 4(A).                              PURCHASERS’ CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes and/or the Warrants, as applicable, to be sold to such Purchaser at the Closing is subject to the fulfillment (or waiver by such Purchaser), prior to or at the Closing, of the following conditions:

Section 4(A).1.                                       Representations and Warranties.  The representations and warranties of the Company set forth in (x) the first sentence of each of Section 5.1 and 5.2, Section 5.3, Section 5.4 and Section 5.20 of this Agreement shall be true and correct in all respects as though made on and as of the time of the Closing and (y) the remaining provisions of Section 5 of this Agreement (disregarding all qualifications or limitations set forth in such representations and warranties as to “materiality”, “Material Adverse Effect” and words of similar import) shall be true and correct as though made on and as of the time of the Closing (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such other date), except to the extent that the failure of such representations and warranties referred to in this Section 4(A).1(y) to be so true and correct, individually or in the aggregate, does not have and would not reasonably be expected to have a Material Adverse Effect.

Section 4(A).2.                                       Performance; No Default.  The Company shall have performed and complied in all material respects with all agreements contained in this Agreement required to be performed by it prior to or at the Closing and after giving effect to the issue and sale of the Notes and the Warrants (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.  Neither the Company nor any Subsidiary shall have entered into any transaction since September 28, 2008 that would have been prohibited by Sections 10.1, 10.2, 10.3, 10.4, or 10.5 hereof had such Sections applied since such date.

Section 4(A).3.                                       Compliance Certificates.

(a)                                  Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4(A).1 and 4(A).2 have been fulfilled.

(b)                                 Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, the Warrants and this Agreement.

Section 4(A).4.                                       Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing, from Morgan, Lewis & Bockius LLP, counsel for the Company, and Kenneth A.

Richieri, Senior Vice President, General Counsel and Secretary of the Company, covering, collectively, the matters set forth in Exhibit 4(A).4 and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers).

Section 4(A).5.                                       Funding Instructions.  At least one (1) Business Day prior to the date of the Closing, each Purchaser shall have received written instructions from a Responsible Officer of the Company providing the wire transfer information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes and Warrants is to be deposited.

Section 4(A).6.                                       Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4(A).7.                                       Investor Funding Fee.  The Company shall have paid the Purchasers the Investor Funding Fee.

Section 4(A).8.                                       Warrant Shares.  The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants and when so issued will be validly issued, fully paid and non-assessable.

Section 4(A).9.                                       Laws; Regulations.  No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict any Purchaser or its Affiliates from owning the Notes or the Warrants in accordance with the terms thereof and no lawsuit or other action or proceeding shall have been commenced by a Governmental Authority seeking to effect any of the foregoing.

Section 4(A).10.                                Pre-emptive Rights Offer.  On or prior to the date of the Closing, the Company shall have made the pre-emptive rights offer as required by its certificate of incorporation and the New York Business Corporation Law to the holders of its Class B Common Stock.

Section 4(A).11.                                Notes and Warrants.  The Company shall have duly executed and delivered the Notes and the Warrants in substantially the form attached hereto as Exhibit 1 and Exhibit 2, respectively, to the Purchasers or their designee(s).

Section 4(A).12.                                Registration Rights Agreement.  The Company shall have duly executed and delivered a Registration Rights Agreement (the “Registration Rights Agreement”) in substantially the form attached hereto as Exhibit 3 to the Purchasers or their designee(s).

SECTION 4(B).                                   COMPANY’S CONDITIONS TO CLOSING.

The obligation of the Company to consummate the Closing is subject to the fulfillment (or waiver by the Company) of each of the following conditions:

Section 4(B).1.               Representations and Warranties.  The representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects as though made on and as of the Closing (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such date).

Section 4(B).2.               Purchasers’ Performance.  The Purchasers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.

Section 4(B).3.               Pre-emptive Rights Offer.  On or prior to the date of the Closing, the Company shall have made the pre-emptive rights offer as required by its certificate of incorporation and the New York Business Corporation Law to the holders of its Class B Common Stock.

Section 4(B).4.               Tax Information.  At the Closing, each Purchaser shall deliver to the Company, (A) in the case of a Purchaser that is treated as a “United States person” for United States federal income tax purposes (including any Purchaser that is treated for United States federal income tax purposes as a disregarded entity the interests in which are owned by a United States person), two properly completed copies of United States Internal Revenue Service Forms W-9, or successor applicable form, and (B) in the case of a Purchaser that is not treated as a “United States person” for United States federal income tax purposes (a “Non-U.S. Purchaser”), either (1) in the case of a Non-U.S. Purchaser claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN, or applicable successor form (together with a certificate representing that such Non-U.S. Purchaser is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)), or (2) Internal Revenue Service Form W-8BEN or Form W-8ECI, or applicable successor forms, in each case properly completed and duly executed by such Non-U.S. Purchaser claiming exemption from, or a reduction in the rate of, U.S. federal withholding tax on payments by the Company under this Agreement and the Notes.

SECTION 5.                                                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1.  Existence; Qualification and Power.  The Company and each of its Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and the Company and each of its Significant Subsidiaries is duly qualified to transact business in all places where such qualification is necessary, except where failure to qualify would not have a Material Adverse Effect.  The Company’s certificate of incorporation, as amended, and by-laws, copies of which are on file with the SEC, are true, complete and correct copies of such documents as in full force and effect as of the date hereof.

Section 5.2.  Authorization; No Contravention; Binding Effect.  The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Notes and the Warrants are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, subject to satisfaction of the condition set forth in Section 4(B).3, on or prior to the Closing:  (a) the Company’s certificate of incorporation or by-laws or (b) any law or any contractual restriction binding on or affecting the Company.  This Agreement is and the Registration Rights Agreement and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject (a) as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and other laws affecting creditors’ right generally and (b) to general equitable principles.

Section 5.3.  Capitalization.  The authorized capital stock of the Company, and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the date hereof (the “Capitalization Date”) is set forth on Schedule 5.3.  The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).  As of the date hereof, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire common stock that is not reserved for issuance, and the Company has not made any other commitment to authorize, issue or sell any common stock, except as specified on Schedule 5.3.  Since the Capitalization Date, the Company has not issued any shares of common stock, other than shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule 5.3.

Section 5.4.  Warrants and Warrant Shares.  Each Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.  The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants and when so issued in accordance with the terms of the Warrants will be validly issued, fully paid and non-assessable.

Section 5.5.  Disclosure; No Material Adverse Effect.  This Agreement, including the exhibits and schedules hereto (this Agreement and the Company’s SEC Filings being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, including, without limitation, Schedule 5.5 hereto, since December 30, 2007, there has been no change in the financial condition, operations, business or properties of the Company and its Subsidiaries, taken as a whole, except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  Since September 28, 2008, there has been no fact, circumstance, event, change, occurrence, condition or development that, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect that has not been set forth in the Disclosure Documents.  The Company has timely filed (subject to any permitted extension) the Company’s SEC Filings and all other reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Authority, except, in the case of such other reports, registrations, documents, filings, statements and submissions, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.6.  Subsidiaries.  The Company’s SEC Filings and Schedule 5.6 set forth a complete and correct list of each Subsidiary that, as of the date of this Agreement, constitutes a Consolidated Subsidiary and Schedule 5.6 sets forth a complete and current list of each Subsidiary that, as of the date of this Agreement, constitutes a Significant Subsidiary.  All shares of capital stock of all Subsidiaries owned by the Company are owned by the Company or a Subsidiary free and clear of all liens, charges, encumbrances and rights of others whatsoever, and all outstanding shares of capital stock of the Subsidiaries are validly issued and fully paid.

Section 5.7.  Financial Statements.  The financial statements included in the Company’s SEC Filings (the “Financial Statements”), fairly present in all material respects the consolidated financial condition of the Company and its Consolidated Subsidiaries as at the date thereof and the consolidated results of their operations for the period ended on said date; and except as stated therein, such financial statements (A) were prepared in conformity with GAAP applied on a consistent basis, (B) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries and (C) complied as to form, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.  Except as disclosed in the Financial Statements at and for the period ended September 28, 2008, on September 28, 2008, the Company and its Consolidated Subsidiaries did not have any contingent liabilities or liabilities for taxes which are material to the Company and its Consolidated Subsidiaries, taken as a whole.

Section 5.8.  Governmental Authorizations; Other Consents.  Other than the filing of any current report on Form 8-K required to be filed with the SEC and such as have been obtained or made, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement, or the issuance and sale of the Notes or the Warrants or the issuance of Warrant Shares upon exercise of the Warrants, except for the filings with the SEC and the New York Stock Exchange and any Regulatory Approvals applicable to the holders of the Warrants’ exercise of their rights hereunder, including with respect to the issuance of the Warrant Shares.

Section 5.9.  Litigation.  There is no pending or, to the knowledge of the Company, threatened, action or proceeding affecting the Company or any of its Subsidiaries before any court, Governmental Authority or arbitrator, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect (other than pending or threatened libel suits in which adverse determinations are unlikely), or which purports to affect the legality, validity or enforceability of this Agreement, any Note or any Warrant.

Section 5.10.  Taxes.  The Company and each of its Subsidiaries has filed all material Tax returns required to be filed (taking into account any and all extensions of filing due dates obtained by the Company or a Subsidiary) and paid all Taxes shown thereon to be due, including interest and penalties, or provided adequate accruals for payment thereof.  Except as set forth in the Financial Statements or in Schedule 5.10 hereto, neither the Company nor any of its Subsidiaries is a party to any action or to any proceeding by any governmental authority for the assessment or collection of Taxes which are material, nor has any claim (which remains pending) for assessment or collection of Taxes which are material been asserted against it.

Section 5.11.  Ownership of Property; Liens.  Each of the Company and its Subsidiaries has good title to all of its properties and assets reflected in the Financial Statements (except such as have been disposed of in the ordinary course of business or leased property or leased assets), free and clear of all mortgages, liens and encumbrances, except Permitted Liens or other Liens which will not interfere with the occupation, use and enjoyment by the Company or its Subsidiaries of such properties and assets in the normal course of business of the Company and its Subsidiaries and non-material encumbrances valued in the aggregate under $10,000,000.

Section 5.12.  ERISA.  The Company and each of its ERISA Affiliates (a) have met their minimum funding requirements under ERISA and the Code with respect to all of their Plans, (b) are in substantial compliance with respect to each of their Plans with the applicable provisions of ERISA and any other applicable law including, where applicable, the qualification requirements of Subchapters D and F of Chapter 1 of Subtitle A of the Code, except that certain Plan amendments required by the Code and Treasury regulations in order to so qualify (the remedial amendment period for which amendment has not expired) may not have yet been made, but will be made on a timely basis, provided that all of the Plans of the Company and each of its ERISA Affiliates have been administered in substantial compliance with such laws and regulations to the extent necessary to cause each Plan to satisfy applicable qualification requirements, (c) have not engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Plans or the trusts created thereunder which could subject any such Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (d) have not within the last three years incurred any material accumulated funding deficiency with respect to any Pension Plan, whether or not waived, or any other material liability under Title IV of ERISA in respect of any Pension Plan other than the requirement to pay premiums to PBGC in the ordinary course and there are no premium payments which are due and unpaid and do not reasonably expect to incur any accumulated funding deficiency or other liability under Title IV of ERISA (other than the obligation to pay premiums in the ordinary course) in respect of the Plan year ending December 31, 2008, (e) have not failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Pension Plan, and (f) have not incurred, and are not reasonably expected to incur, any material liability as a result of completely or partially withdrawing from any Multiemployer Plan, or as a result of the reorganization or termination of any such Multiemployer Plan.  No “reportable event” (within the meaning of Section 4043(c) of ERISA), other than a reportable event for which the notice period referred to in Section 4043(c) of ERISA has been waived, has occurred in the preceding three (3) years or is reasonably expected to occur.

Section 5.13.  Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes, the Warrants or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers (other than the pre-emptive rights offering made or to be made in connection herewith to the holders of Class B Common Stock of the Company), each of which has been offered the Notes and the Warrants at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Warrants to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.  Use of Proceeds; Margin Regulations.  The proceeds of the Notes and the Warrants issued hereunder will be used for general corporate purposes, including, without limitation, any act by the Company permitted by its certificate of incorporation and applicable law and not otherwise prohibited by this Agreement.  The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Note or any Warrant will be used in a manner as would cause the transactions contemplated hereby to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.  Following application of the proceeds of each Note and each Warrant, not more than 25% of the value of the assets (of the Company and its Consolidated Subsidiaries) will be margin stock.

Section 5.15.  Investment Company Act of 1940.  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended.

Section 5.16.  Compliance with Laws.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted.  The Company and the Company’s Subsidiaries have complied in all respects and are not in default or violation of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, have been threatened to be charged with or given notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Authority, other than such noncompliance, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Authority has placed any restriction on the business or properties of the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.17.  Environmental Liability.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:  (i) there is no legal, administrative, or other proceeding, claim or action of any nature seeking to impose, or that would reasonably be expected to result in the imposition of, on the Company or any of its Subsidiaries, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries; (ii) to the Company’s knowledge, there is no reasonable basis for any such proceeding, claim or action; and (iii) neither the Company nor any of its Subsidiaries is subject to any agreement, order, judgment or decree by or with any court, Governmental Authority or third party imposing any such environmental liability.

Section 5.18.  Insurance.  The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company has determined to be prudent and consistent with industry practice.  The Company and its Subsidiaries are in material compliance with their insurance policies and are not in default under any of the material terms thereof, each such policy is outstanding and in full force and effect, all premiums and other payments due under any material policy have been paid, and all claims thereunder have been filed in due and timely fashion, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.19.  Intellectual Property.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries owns or otherwise has the right to use, all intellectual property rights, including all trademarks, trade dress, trade names, service marks, domain names, patents, inventions, trade secrets, know-how, works of authorship and copyrights therein, that are used in the conduct of their existing businesses and all rights relating to the plans, design and specifications of any of its branch facilities (the “Proprietary Rights”) free and clear of all liens and any claims of ownership by current or former employees, contractors, designers or others and (ii) neither the Company nor any of its Subsidiaries is materially infringing, diluting, misappropriating or violating, nor has the Company or any or its Subsidiaries received any written (or, to the knowledge of the Company, oral) communications alleging that any of them has materially infringed, diluted, misappropriated or violated, any of the Proprietary Rights owned by any other person.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, no other person is infringing, diluting, misappropriating or violating, nor has the Company or any of the Company’s Subsidiaries sent any written communications since December 31, 2007 alleging that any person has infringed, diluted, misappropriated or violated, any of the Proprietary Rights owned by the Company and the Company’s Subsidiaries.

Section 5.20.  Brokers and Finders.  No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the Warrants or the transactions contemplated hereby or thereby based upon arrangements made by or on behalf of the Company or any of its Subsidiaries for which the Purchasers could have any liability.

Section 5.21. Anti-takeover Provisions.  The issuance and the exercise of the Warrants in accordance with the terms of this Agreement and the issuance of shares upon the exercise of the Warrants are not subject to any anti-takeover or similar provisions of the Company’s certificate of incorporation and by-laws, and any other provisions of any applicable “moratorium,” “control share,” “fair price,” “interested stockholder,” or other anti-takeover laws and regulations of any jurisdiction.

SECTION 6.                            REPRESENTATION OF THE PURCHASERS.

Section 6.1.  Purchase for Investment.  Each Note Purchaser represents that it is purchasing the Notes and each Warrant Purchaser represents that is purchasing the Warrants, in each case, for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control, subject to Section 13.4 hereof.  Each Purchaser understands that the Notes and the Warrants have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.

SECTION 7.                            INFORMATION AS TO COMPANY.

Section 7.1.  Financial and Business Information.  The Company shall deliver to each holder of Notes:

(a)                                  Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)                                     a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)                                  consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR”, or any successor thereto, or on its home page on the worldwide web (such availability being referred to as “Electronic Delivery”);

(b)                                 Annual Statements — within 120 days after the end of each fiscal year of the Company, duplicate copies of

(i)                                     a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)                                  consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery of the Company’s Annual Report on Form 10-K (the “Form 10-K”) for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c)                                  SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material (collectively the “Provided Reports”); provided, that the Company shall be deemed to have made delivery of the items described in clause (ii) above if it shall have timely made Electronic Delivery thereof,

(d)                                 Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)                                  ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)                                     with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)                                  the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

(iii)                               any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f)                                    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and

(g)                                 Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K and other Provided Reports) or relating to the ability of the Company to perform its obligations hereunder and under the Notes and the Warrants as from time to time may be reasonably requested by any such holder of Notes and/or Warrants, as applicable.

Section 7.2.  Officer’s Certificate.  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes) a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.  Visitation.  The Company shall permit the representatives of the Purchasers or any Affiliates thereof, and each other holder of Notes in excess of $50,000,000 in principal amount:

(a)                                  No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld, and in the presence of the Company) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)                                 Default — if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.                            PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.  Maturity.  As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

Section 8.2.  Optional Prepayments with Make-Whole Premium Amount or Applicable Prepayment Premium.  (a)  At any time prior to January 15, 2012, the Company may, at its option, upon irrevocable notice as provided below, prepay at any time all, or from time to time any part of, the Notes, by paying the Make-Whole Premium Amount determined for the prepayment date with respect to such principal amount; provided, that if a notice of prepayment is delivered in connection with a conditional refinancing, then such notice of prepayment may be revoked in writing up to five (5) Business Days before the scheduled prepayment date if such refinancing is not consummated.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2(a) not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.6), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Premium Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Premium Amount as of the specified prepayment date.

(b)                                 At any time on or after January 15, 2012, the Company may, at its option, upon irrevocable notice as provided below, prepay at any time all, or from time to time any part of, the Notes at the Applicable Prepayment Premium determined for the prepayment date with respect to such principal amount; provided, that if a notice of prepayment is delivered in connection with a conditional refinancing, then such notice of prepayment may be revoked in writing up to five (5) Business Days before the scheduled prepayment date if such refinancing is not consummated.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2(b) not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.6), the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and the Applicable Prepayment Premium due in connection with such prepayment.

Section 8.3.  Mandatory Offer to Prepay in Event of Change of Control.

(a)                                  In the event of the occurrence of a Change of Control, the Company shall deliver to each holder of a Note a Section 8.3 Notice and Offer to Prepay pursuant to Section 8.3(b).  Any prepayment of Notes pursuant to this Section 8.3 shall be made at a prepayment price equal to the Change of Control Offer Amount, together with interest accrued thereon to the date of prepayment.

(b)                                 Not later than thirty (30) days and not more than sixty (60) days prior to a Change of Control, the Company shall give written notice to each holder of a Note that the Company anticipates a Change of Control and of such holder’s right to elect to be prepaid hereunder arising as a result thereof (a “Section 8.3 Notice and Offer to Prepay”).  Such Section 8.3 Notice and Offer to Prepay shall state:  (i) that such notice is delivered pursuant to this Section 8.3(b); (ii) the proposed date of and a description of the circumstances surrounding such Change of Control; (iii) the date by which a holder must deliver a Section 8.3(c) Response pursuant to Section 8.3(c) hereof in order to accept prepayment; and (iv) the date on which the Company expects to prepay the Notes pursuant to Section 8.3(c), which prepayment date shall be the date of the occurrence of a Change of Control (the “Section 8.3 Special Prepayment Date”).  No failure by the Company to deliver a Section 8.3 Notice and Offer to Prepay to any holder shall limit such holder’s right to exercise such election and require the Company to effect such prepayment within a reasonable time period after such holder becomes aware of such Change of Control.

(c)                                  To accept prepayment pursuant to this Section 8.3 of the Notes held by it, a holder shall deliver to the Company such holder’s notice that it accepts prepayment pursuant to this Section 8.3 with respect to the Notes held by it and designated therein (a “Section 8.3(c) Response”).  Such Section 8.3(c) Response shall be delivered to the Company on or before the tenth (10th) day prior to the Section 8.3 Special Prepayment Date.  The Section 8.3(c) Response shall set forth the name of such holder and the statement that it accepts prepayment pursuant to this Section 8.3 with respect to the Notes designated therein.  Promptly and in any event within three (3) Business Days after receipt of a holder’s Section 8.3(c) Response, the Company shall, by written notice to such holder of a Note, acknowledge receipt thereof.  Subject to the last sentence of Section 8.3(b), a failure by a holder to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

(d)                                 The obligation of the Company to prepay Notes pursuant to the offers required by Section 8.3(b) and their acceptance in accordance with Section 8.3(c) is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made.  In the event that such Change of Control does not occur on the Section 8.3 Special Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change of Control actually occurs; provided, that each holder that delivered a Section 8.3(c) Response shall be entitled to rescind its acceptance at any time in writing up to two (2) Business Days before the Change of Control occurs if such date is extended by more than five (5) Business Days.  To the extent practicable, the Company shall keep each holder reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change of Control shall be deemed rescinded).  In the event that such Change of Control does not occur on the Section 8.3 Special Prepayment Date or within ninety (90) days thereafter, the Company shall not permit any Change of Control to occur unless it delivers a new Section 8.3 Notice and Offer to Prepay and otherwise complies anew with the provisions of this Section 8.3.

(e)                                  For the avoidance of doubt, in the event of a Change of Control, no Applicable Prepayment Premium or Make-Whole Premium Amount shall be payable on the date on which such Change of Control occurs.

(f)                                    “Change of Control” means the earliest to occur of:  (i) at any time the Permitted Holders cease to own, at such time, in the aggregate, directly or indirectly, beneficially and of record, at least the majority of the then outstanding Class B Common Stock (or any successor class of common stock with comparable voting rights or in the event no such class exists, the common shares with voting rights); (ii) at any time the Permitted Holders shall cease to have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Company; or (iii) any “Change of Control” (or any comparable term) under any senior indebtedness of the Company.  “Permitted Holders” shall mean any descendant (or any spouse thereof) of Iphigene Ochs Sulzberger (the “Family Members”) or any beneficiary or trustee (as the same may change from time to time) of a trust over 50% of the individual beneficiaries of which are Family Members (a “Family Trust”).

Section 8.4.  Prepayments Upon Exercise of Warrants.  Upon any exercise of the Warrants by any holder thereof for cash in accordance with the terms of the Warrants, the Company may elect, but shall not be required, to apply up to one-hundred percent (100%) of the gross cash proceeds received from each such exercise to prepay the Notes at par value together with the interest accrued thereon to the date of prepayment, pursuant to the provisions of this Section 8.4.  The Company will give each holder of the Notes prompt written notice of its election to prepay the Notes with such gross cash proceeds.  Each such notice shall specify such date (which shall be a Business Day and no more than ten (10) Business Days following the receipt of such proceeds), the aggregate principal amount of the Notes to be prepaid on such date, which amount shall, in no event be less than $1,000,000, and the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.6).  From the date of each such prepayment in accordance with this Section 8.4, no further interest shall accrue or be owing with respect to such principal amount of the Notes being prepaid.

Section 8.5.  Prepayments Upon a Change in Tax Law.  Notwithstanding anything in this Agreement to the contrary, if, at any time after the date of this Agreement, a change in applicable law results in the Company being responsible for payments to the holders of the Notes of amounts under the second sentence of Section 14.3 hereof, the Company may elect to prepay the Notes at par value together with the interest accrued thereon to the date of prepayment, without premium or penalty.  The Company will give each holder of the Notes prompt written notice of its election to prepay the Notes upon such a change in law.  Each such notice shall specify the prepayment date (which shall be a Business Day at least twenty (20) Business Days after the date of such Notice), the aggregate principal amount of the Notes to be prepaid on such date, and the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.6).  From the date of each such voluntary prepayment in accordance with this Section 8.5, no further interest shall accrue or be owing with respect to such principal amount of the Notes being prepaid.  Notwithstanding the foregoing, the Company shall not be entitled pursuant to this Section 8.5 to prepay the Notes of any holder who, within five (5) Business Days of receipt of the notice referred to above, shall agree with the Company in writing (on behalf of itself and any successor holder of its Notes) that payments with respect to such Notes shall, without any increase in payment, be subject to withholding and deduction on account of such change in applicable law or regulation, including any applicable tax treaties, or any interpretation thereof; provided that the provisions of this Section 8.5 and the second sentence of Section 14.3 shall apply to any subsequent change in applicable law.

Section 8.6. Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.7.  Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date, at the prepayment amount specified herein (the applicable Make-Whole Premium Amount plus the outstanding principal amount, the Change of Control Offer Amount or the Applicable Prepayment Premium, as applicable).  From and after such date, unless the Company shall fail to pay such prepayment amount when so due and payable, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

SECTION 9(A).                                   GENERAL AFFIRMATIVE COVENANTS.

Section 9(A).1.  Consummation of Purchase.  Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit the issuance and sale of the Notes and the Warrants as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

Section 9(A).2.  Expenses.  Unless otherwise provided in this Agreement or the Warrants, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement or the Warrants, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

SECTION 9(B).                                   COMPANY AFFIRMATIVE COVENANTS.

The Company covenants, for the benefit of the Purchasers and the holders of the Notes and the Warrants, that so long as any of the Notes or the Warrants are outstanding:

Section 9(B).1.  Existence.  Subject to Section 10.4, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or the loss thereof is not disadvantageous in any material respect to the holders of the Notes.

Section 9(B).2.  Maintenance of Properties.  The Company will cause all properties material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, to be maintained and kept in such condition, repair and working order as is necessary for the use thereof in the ordinary course (normal wear and tear excepted) and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 9(B).2 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, or not disadvantageous in any material respect to the holders of the Notes.

Section 9(B).3.  Payment of Taxes and Claims.  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to pay or discharge would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

Section 9(B).4.  Sufficiency of Authorized Common Stock; Exchange Listing.  During the period from the Closing until the date on which the Warrants have been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of authorized and unissued Warrant Shares to effectuate such exercise.  Nothing in this Section 9(B).4 shall preclude the Company from satisfying its obligations in respect of the exercise of the Warrants by delivery of shares of Class A Common Stock which are held in the treasury of the Company.  As soon as reasonably practicable following the Closing, the Company shall, at its expense, cause the Warrant Shares to be listed on the same national securities exchange on which the Class A Common Stock is listed, subject to official notice of issuance, and shall maintain such listing for so long as any Class A Common Stock is listed on such exchange.

Section 9(B).5.  Certain Notifications Until Closing.  From the date hereof until the Closing, the Company shall promptly notify the Purchasers of (i) any fact, event or circumstance of which it is aware and which would reasonably be expected to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as provided in the Disclosure Documents, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 9(B).5 shall not limit or affect any rights of or remedies available to the Purchasers.

Section 9(B).6.  Foreign Ownership.  The Company will not knowingly take any action that would unreasonably interfere with or delay the Purchaser’s ability to exercise the Warrants as a result of any limitation on foreign ownership applicable to the Company or any of its Subsidiaries.

SECTION 10.                                             NEGATIVE COVENANTS.

The Company covenants, for the sole benefit of the Note Purchasers and the holders of the Notes, that so long as any of the Notes are outstanding:

Section 10.1.  Liens.  The Company will not, and will not permit any Significant Subsidiary to create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Significant Subsidiaries to assign, any right to receive income (collectively, “Liens”) other than Permitted Liens; provided, that the Company or any of its Significant Subsidiaries may create or suffer to exist any Liens otherwise prohibited above so long as the aggregate principal amount of Indebtedness and obligations secured thereby, including any Attributable Indebtedness Incurred pursuant to Section 10.3 hereof, shall not exceed 25% of Stockholders’ Equity minus the amount of any Restricted Guaranties (which shall be calculated as the principal amount of Indebtedness guaranteed by the Company or any of its Significant Subsidiaries).

Section 10.2.  Incurrence of Indebtedness and Issuance of Disqualified Capital Stock.

(a)                                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise (including by operation of law), with respect to (collectively, “Incur”) (i) Indebtedness (including Acquired Indebtedness and Attributable Indebtedness) that is senior in right of payment (to any extent) to the Notes or (ii) Indebtedness (including Acquired Indebtedness and Attributable Indebtedness) that is pari passu, subordinate or junior in right of payment (to any extent) to any Indebtedness of the Company or a Subsidiary unless (x) such Indebtedness is incurred after March 31, 2010 and (y) immediately after the Incurrence of such Indebtedness the Fixed Charge Coverage Ratio for the most recent four full fiscal quarter periods for which internal financial statements are available is at least 2.75 to 1.00 (the test set forth in the foregoing clause (ii) is referred to herein as the “Coverage Ratio Test”).

For the purpose of the Coverage Ratio Test, with respect to any period in which an issuance, an investment, an Incurrence, an Asset Sale, an acquisition of properties or assets, a Refinancing of Indebtedness or a repayment of Indebtedness has occurred (each a “Subject Transaction”), EBITDA and the components of Consolidated Interest Expense shall be calculated with respect to such period on a pro forma basis determined in good faith to reflect such subject transaction using the historical financial statements (that shall be audited, if available) of any business so acquired or to be acquired or to be sold and the consolidated financial statements of the Company and its Subsidiaries that shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated, incurred or repaid at the beginning of such period.

(b)                                 The restrictions on Incurring Indebtedness under clause (a) shall not apply to:

(A)                              the Incurrence by the Company and its Subsidiaries of Indebtedness arising under the Existing Credit Agreements, up to the aggregate amount of the Total Commitments, reduced by the amount of any permanent reduction of the Existing Credit Agreements’ commitments in connection with the application of the Net Proceeds of any Asset Sale pursuant to Section 10.5(b)(i);

(B)                                the Incurrence by the Company and its Subsidiaries of the Existing Indebtedness as of Closing Date set forth on Schedule 10.2(b)(B) hereof or any Permitted Refinancing Indebtedness in respect thereof;

(C)                                the Incurrence by the Company and its Subsidiaries of Permitted Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 10.2(a);

(D)                               the Incurrence by the Company of the Indebtedness represented by the Notes, including any increase of the principal amount outstanding under the Notes as a result of capitalized interest in accordance with the terms hereof or of any Note;

(E)                                 the Incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness incurred pursuant to this clause (E) between or among the Company and any of its Subsidiaries provided, however, that any sale or other transfer of any such Indebtedness to a Person other than the Company or a Subsidiary shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, not permitted by this clause (E);

(F)                                 the Incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds;

(G)                                the Incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of performance bonds, bankers’ acceptances, letters of credit, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations Incurred in the ordinary course of business;

(H)                               the Guarantee by the Company or any of its Subsidiaries of Indebtedness of the Company or a Subsidiary that was permitted to be Incurred by another provision of  this Section 10.2;

(I)                                    Indebtedness represented by Restricted Guaranties in place as of the Closing Date set forth on Schedule 10.2(b)(I) hereof and any extensions, renewals and modifications thereof that do not increase the principal amount guaranteed; and

(J)                                   other Indebtedness in a principal amount outstanding at any time not to exceed $20,000,000.

(c)                                  For purposes of determining compliance with this Section 10.2, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (A) through (I) of the immediately preceding paragraph, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this Section 10.2 and (except as otherwise provided in the definition of the Total Commitments with respect to Section 10.2(b)(A)) will only be required to include the amount and type of such Indebtedness in one of such clauses of Section 10.2(b).

Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, accretion of original issue discount, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 10.2.  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness being guaranteed was otherwise permitted hereunder.

Section 10.3.  Limitations on Sales and Leasebacks.  The Company will not, and will not permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Subsidiary), or to which any such lender or investor is a party, providing for the leasing by the Company or a Subsidiary of any property owned by the Company or a Subsidiary and that has been or is to be sold or transferred by the Company or a Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property (each, a “Sale and Leaseback Transaction”) unless the Company or such Subsidiary would be entitled to issue, assume or guarantee Indebtedness secured by the property involved at least equal in amount to the Attributable Indebtedness in respect of such transaction without violating Section 10.1 and Section 10.2 of this Agreement, provided that such Attributable Indebtedness shall thereupon be deemed to be Indebtedness secured by Liens subject to the provisions of Section 10.1 hereof.

Section 10.4.  Dispositions of Assets; Consolidation or Mergers.  The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of this Agreement on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to the Coverage Ratio Test set forth in Section 10.2(a); and

(3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a Lien, which would not be permitted by this Agreement, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all Indebtedness secured thereby.

Section 10.5.  Asset Sales.  (a)  The Company will not, and will not permit any of its Subsidiaries to, consummate directly or indirectly an Asset Sale, unless:

(1)                                  the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; provided, however, that the foregoing shall not apply to (x) any Asset Sale by Northern SC Paper Corporation or (y) Asset Sales consisting of the disposition, sale or exchange of capital stock held by the Company or any of its Subsidiaries in any person other than a Subsidiary if neither the Company nor any of its Subsidiaries has the right under contract or applicable law to prevent such disposition, sale or exchange (a “Mandatory Sale”); and

(2)                                  at least 75.0% of the consideration therefor received by the Company or such Subsidiary, as the case may be, is in the form of cash or cash equivalents, provided, however, that the foregoing shall not apply to (x) Asset Sales by Northern SC Paper Corporation, (y) Mandatory Sales and (z) the concurrent purchase and sale or exchange of assets substantially in the line of business conducted by the Company as of the Closing Date or any business reasonably related or ancillary thereto or a combination of such business assets and cash equivalents between the Company or any of its Subsidiaries and another Person, provided that the sum of cash and cash equivalents received in connection with a transaction described in (x), (y) or (z) shall be considered Net Proceeds subject to this Section 10.5.

(b)                                 Within 360 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Subsidiary, at its option, may apply or cause to be applied the Net Proceeds from such Asset Sale:

(1)                                  to repay outstanding senior Indebtedness and permanently reduce the commitments with respect thereto without Permitted Refinancing Indebtedness; or

(2)                                  to make (a) an investment in any one or more similar businesses, (b) an acquisition of properties, (c) capital expenditures, or (d) acquisitions of other assets, that, in each case, are used or useful in the Company’s business or replace the businesses, properties and/or assets that are the subject of such Asset Sale.

(c)                                  Any Net Proceeds from an Asset Sale that are not invested or applied as provided and within the time period set forth in Section 10.5(b) hereof will be deemed to constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall make an offer to all holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (the “Asset Sale Amount”), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer.

(d)                                 The Company will commence an Asset Sale Offer within ten Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $10 million by delivering the notice in accordance with clause (e) below.  The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 360-day period or with respect to Excess Proceeds of $10 million or less.

(e)                                  Each notice of an Asset Sale Offer will be mailed first class, postage prepaid, to the holders of the Notes at such time.  Each notice of an Asset Sale Offer shall state, among other things, the purchase date, which must be no earlier than thirty (30) days nor later than sixty (60) days from the date the notice is mailed, other than as may be required by law (the “Asset Sale Offer Payment Date”).  Upon receiving notice of an Asset Sale Offer, any holder of the Notes may elect to tender its Notes in whole or in part in integral multiples of $100,000 in exchange for cash.  On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:  (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer and (ii) make payment for all such Notes or portions thereof so tendered.  If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the holder thereof upon cancellation of the original Note.  Notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.

(f)                                    To the extent that the aggregate amount of the Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes.  If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of the Excess Proceeds, the Company shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis (with adjustments as needed for selection of authorized minimum denominations) based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero.

(g)                                 Pending the final application of any Net Proceeds pursuant to this Section 10.5, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Agreement.

SECTION 11.                                             EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                                  the Company defaults in the payment of any principal, Make-Whole Premium Amount, Change of Control Offer Amount, Applicable Prepayment Premium or the Asset Sale

Amount, as applicable, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)                                 the Company defaults in the payment of any interest on any Note or any other amount (other than an amount referred to in clause (a) above) under this Agreement for more than five (5) days after the same becomes due and payable; or

(c)                                  the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1, 10.2, 10.3, 10.4 or 10.5; or

(d)                                 the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Note and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of Notes (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)                                  any representation or warranty made or deemed to be made in writing by or on behalf of the Company or by any officer of the Company in this Agreement, any certificate required to be delivered hereunder or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made or furnished; or

(f)                                    (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $35,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary fails to observe or perform any other agreement relating to any Indebtedness in an aggregate outstanding principal amount of at least $35,000,000 or of any mortgage, indenture or other agreement relating thereto or any other event occurs the effect of which default or event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made before its stated maturity, or (iii) (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $35,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g)                                 the Company or any Significant Subsidiary (other than Northern SC Paper Corporation) (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) the appointment of, without consent of the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or (ii) an order for relief or approval of a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or (iii) the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, and such petition shall not be dismissed within 60 days; or

(i)                                     a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 are rendered against one or more of the Company and its Subsidiaries (other than Northern SC Paper Corporation) and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)                                     any material provision of this Agreement, at any time after its execution and delivery, shall for any reason cease to be in full force and effect (other than in accordance with its terms), or the Company contests in writing the validity or enforceability of any material provision of this Agreement, or the Company denies in writing that it has any or further liability hereunder (other than as a result of discharge in accordance with the terms hereof).

SECTION 12.                                             REMEDIES ON DEFAULT, ETC.

Section 12.1.  Acceleration.  (a)  If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (vi) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)                                 If any other Event of Default has occurred and is continuing, any holder or holders, with the prior written consent of the holders of not less than fifty percent (50%) in principal amount of the Notes at the time outstanding, may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)                                  If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) if such Event of Default and acceleration shall occur prior to January 15, 2012, the Make-Whole Premium Amount, and if such Event of Default and acceleration shall occur on or after January 15, 2012, the excess of the Applicable Prepayment Premium over the principal amount, in either case, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Make-Whole Premium Amount or the excess of the Applicable Prepayment Premium over the principal amount, as the case may be, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.  Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.  Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of more than fifty percent (50%) in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest and principal amount on the Notes that are due and payable and are unpaid other than by reason of such declaration, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.  No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay promptly to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder, including, without limitation, reasonable and documented attorneys’ fees, expenses and disbursements, incurred in connection with (i) enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Registration Rights Agreement, any Note or any Warrant, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Registration Rights Agreement, any Note or any Warrant, or by reason of being a holder thereof, (ii) the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by this Agreement, and (iii)

any amendments, waivers or consents under or in respect of this Agreement, the Registration Rights Agreement, any Note or any Warrant (regardless of whether or not such amendment, waiver or consent becomes effective).

SECTION 13.                                             REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES; TRANSFER RESTRICTIONS.

Section 13.1.  Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes (the “Note Register”).  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.  Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officers (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $5,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $5,000,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.1.

Section 13.3.  Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officers (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and

(a)                                  in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional

Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                                 in the case of mutilation, upon surrender and cancellation thereof,

within ten (10) Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 13.4.  Transfer Restrictions.

(a)                                  Without the prior written consent of the Company, until the third anniversary of the Closing (the “Lock-up Period”), the Purchasers and their Permitted Transferees (as defined below) shall not (i) directly or indirectly transfer, sell, assign, pledge, convey, hypothecate or otherwise encumber or dispose of any of the Notes or the Warrants, or (ii) lend, hypothecate or permit any custodian to lend or hypothecate any of the Notes or the Warrants; provided, that such restriction shall cease to be applicable: (x) at any time that the Purchasers and their Permitted Transferees are not permitted by applicable law or regulations to hold the Notes or the Warrants, to exercise the Warrants or to hold, own or vote the Warrant Shares despite having taken commercially reasonable efforts to comply with filing and notice requirements under applicable law or (y) after the occurrence of the earlier of (1) the announcement of or the entering into an agreement reasonably expected to result, upon consummation, in a Change of Control or (2) the occurrence of a Change of Control.  Each transaction referenced in clauses (i) and (ii) is herein called a “Transfer”.  Exercises of the Warrants for the Warrant Shares (as defined below) in accordance with the terms of the Warrants shall not be deemed Transfers.

(b)                                 The Purchasers and the Permitted Transferees (individually or collectively) may not Transfer any shares of Class A Common Stock issued upon exercise of the Warrants (the “Warrant Shares”) other than (i) in a transaction that has been specifically approved by the Company in writing, (ii) in a public offering registered with the SEC, in a sale under Rule 144 under the Securities Act, or in any other sale exempt from registration under the Securities Act, or (iii) in a private transaction or series of related transactions.

(c)                                  Notwithstanding the foregoing, Sections 13.4(a) and (b) shall not prevent the Purchasers and the Permitted Transferees from Transferring any or all of the Notes, the Warrants or the Warrant Shares, at any time, to any Affiliate of the Purchaser (each, a “Permitted Transferee”), but only if the Permitted Transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (including these transfer restrictions) and to deliver to the Company at the time of such transfer the items described in Section 4(B).4; provided that if such Purchaser ceases to be an Affiliate of such Permitted Transferee, such Permitted Transferee shall be required to transfer such Notes, Warrants or Warrant Shares to any other Purchaser or a Permitted Transferee of such Purchaser (or in the case of the Warrant Shares, in accordance with Section 13.4(b)) immediately; provided further, that no such Transfer shall relieve the Purchasers of their respective obligations under this Agreement.  Each Purchaser shall cause each Permitted Transferee to comply with this Agreement applicable to it.

(d)                                 Without prior written consent of the Company during the Lock-up Period, the Purchasers and the Permitted Transferees may not engage in any Hedging Transaction with respect to any of the Notes, the Warrants or the Warrant Shares.

Section 13.5.  Legend.  The Purchasers agree that all certificates or other instruments representing the Notes, the Warrants and the Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED JANUARY 19, 2009, BETWEEN THE ISSUER OF THESE SECURITIES AND THE PURCHASERS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

In the event that (i) any of the Warrant Shares become registered under the Securities Act or (ii) the Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall issue new certificates or other instruments representing such Warrant Shares, which shall not contain such portion of the above legend that is no longer applicable; provided that the Purchasers surrender to the Company the previously issued certificates or other instruments.

Section 13.6.  Amendments of Transfer Restrictions.  Notwithstanding any other provision in this Agreement to the contrary, (i) the consent of any holder of any of the Notes shall be required for any amendment to the transfer restrictions in Sections 13.4 or 13.5 which amendment would affect such holder of the Notes and (ii) the consent of any holder of any of the Warrants shall be required for any amendment to the transfer restrictions in Sections 13.4 or 13.5 which amendment would affect such holder of the Warrants.

SECTION 14.       PAYMENTS ON NOTES.

Section 14.1.  Place of Payment.  Subject to Section 14.2, payments of principal, Change of Control Offer Amount, Make-Whole Premium Amount, Applicable Prepayment Premium or the Asset Sale Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.  Home Office Payment.  So long as any Note Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Premium Amount, Change of Control Offer Amount, Applicable Prepayment Premium or the Asset Sale Amount, if any, and interest by the method and at the address specified for such purpose below such Note Purchaser’s name in Schedule A, or by such other method or at such other address as such Note Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Note Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any holder of any Note that is the direct or indirect transferee of any Note purchased by a Note Purchaser under this Agreement and that has made the same agreement relating to such Note as the Note Purchasers have made in this Section 14.2.

Section 14.3.  Additional Payments.   The Company and each Purchaser acknowledge that as of the date of this Agreement, payments with respect to the Notes shall be subject to withholding and deduction on account of Taxes imposed by the United States.  If, due to any change in applicable tax law or regulation, including any applicable tax treaties, or in any interpretation thereof, occurring after the date of this Agreement, an amount is required to be withheld or deducted from any such payment to any Purchaser or on account of any Taxes imposed by the United States or any political subdivision or taxing authority thereof or therein, and such amounts are in excess of those required to be withheld or deducted from any such payment to such Purchaser as of the date of this Agreement, then, unless otherwise agreed as provided in Section 8.5, the Company shall pay such additional amounts as may be necessary to ensure that the net amount actually received by such Purchaser after such withholding or deduction is equal to the amount that such Purchaser would have received had no such change in law or regulation, including any applicable tax treaties, or in any interpretation thereof, occurred, provided, however, that no such additional amounts shall be payable in respect of any such Taxes imposed to the extent of a Purchaser’s failure to provide documentation establishing an exemption from or reduction in U.S. federal withholding tax pursuant to Section 4(B).4 or Section 22.4 hereof that such Purchaser is permitted to provide following such change in law.  In addition, with respect to all Taxes required to be withheld or deducted from any such payment to any Purchaser, the Company shall send to such Purchaser, within thirty (30) days of the payment of such Taxes, such documentation of payment of such Taxes as is reasonably available to the Company.

SECTION 15.       BROKERS, ETC.

Section 15.1.  Brokers.  The Company will pay, and will save each Purchaser and each other holder of a Note or a Warrant harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes or the Warrants).

Section 15.2.  Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note or Warrant, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the Warrants, and the termination of this Agreement.

SECTION 16.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the Warrants, the purchase or transfer by any Note Purchaser of any Note or portion thereof or interest therein, the purchase or transfer by any Warrant Purchaser of any Warrant or portion thereof or interest therein, and the payment of any Note, and may be relied upon by any subsequent holder of a Note or Warrant, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note or Warrant.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the Warrants embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.       AMENDMENT AND WAIVER.

Section 17.1.  Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Premium Amount, Applicable Prepayment Premium, the Change of Control Offer Amount or the Asset Sale Amount, if any, in respect of, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii)

amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.  Amendments of Sections 13.4 or 13.5 shall be subject to the requirements of Section 13.6.

Section 17.2.  Solicitation of Holders of Notes.

(a)           Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)           Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 17.3.  Binding Effect, etc.  Any amendment or waiver consented to as provided in this Section 17.3 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4.  Notes Held by Company, etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.       NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)            if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)           if to any other holder of any Note or of any Warrant, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)          if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the General Counsel and the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note and the holder of each Warrant in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.       REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes and the Warrants themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes or any other holder of Warrants from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.       CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, or (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes and/or Warrants, as applicable), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any other holder of any Warrant, (v) any other Person to which it sells or offers to sell any Note or any Warrant or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20 and the transfer restrictions in Section 13.4), (vi) any Person from which it offers to purchase any other security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vii) any federal or state regulatory authority having jurisdiction over such Purchaser, (viii) any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and/or Warrants, as applicable, and this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note or any holder of a Warrant of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Each Purchaser acknowledges that the U.S. securities laws prohibit a Person who has received from an issuer material non-public information about the issuer from purchasing or selling securities of such issuer, or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities and the Confidential Information may constitute material non-public information about the Company.  Each Purchaser undertakes to refrain and to take appropriate steps to cause its Affiliates to refrain, from purchasing or selling securities of the Company on the basis of such Confidential Information and from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

SECTION 21.       SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes and/or Warrants, as applicable, that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such

Affiliate thereafter transfers to such original Purchaser all of the Notes and/or Warrants, as applicable, then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes and/or Warrants, as applicable, under this Agreement.

SECTION 22.       MISCELLANEOUS.

Section 22.1. Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by either the Purchasers or the Company if the Closing shall not have occurred by the seventh (7th) calendar day following the date of this Agreement; or

(b)           by either the Purchasers or the Company in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c)           by the mutual written consent of the Purchasers and the Company.

In the event of termination of this Agreement as provided in this Section 22.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto, except that nothing herein shall relieve either party from liability for any breach of this Agreement.

Section 22.2.  Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.  The Company shall not assign or delegate any of its rights or duties under this Agreement without the prior written consent of each holder of the Notes, and any attempted assignment without such consent shall be null and void.

Section 22.3.  Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.6 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of, Change of Control Offer Amount, Applicable Prepayment Premium, Asset Sale Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.4.  Updates of Tax Information.  Each Purchaser (or Permitted Transferee of such Purchaser) shall deliver to the Company two further copies of any the forms or certifications described in Section 4(B).4 on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Company.

Section 22.5.  Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP applicable to public companies generally, or authoritative interpretations thereof, as applicable.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

Section 22.6.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.7.  Construction, etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.8.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.9.  Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.10.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Note, together with all fees, charges and other amounts which are treated as interest on such Note under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the holder of such Note in accordance with applicable law, the rate of interest payable in respect of such Note, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Note but were not payable as a result of the operation of this Section 22.10 shall be cumulated and the interest and Charges payable to such holder in respect of other Notes or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such holder.

The Company shall not, and shall not permit any of its Subsidiaries to (to the extent that it may lawfully do so) at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under this Agreement or any Note, and the Company expressly waives all benefit or advantage of any such law, and covenants (to the extent that it may lawfully do so) that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the holders of Notes, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 22.11.  Jurisdiction and Process; Waiver of Jury Trial (a) Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the Warrants.  To the fullest extent permitted by applicable law, each of the parties hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           Each of the parties hereto consents to process being served by or on behalf of any other party hereto in any suit, action or proceeding of the nature referred to in Section 22.11(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such party shall then have been notified pursuant to said Section.  The parties hereto agree that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)           Nothing in this Section 22,11 shall affect the right of any party hereto to serve process in any manner permitted by law or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)           THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE WARRANTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.12.  Acknowledgment.  Each party hereto acknowledges that it is not relying upon any representation or warranty not set forth in the Disclosure Documents.  Each Purchaser acknowledges that it had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries, including an opportunity to ask such questions of management (for which it has received such answers) and to review such information maintained by the Company, in each case as such Purchaser considers sufficient for the purpose of making its purchase of the Notes and/or the Warrants, as applicable, hereunder.  Each Purchaser further acknowledges that it has had an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for purposes of its purchase of the Notes and/or the Warrants, as applicable.

*  *  *  *  *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

THE NEW YORK TIMES COMPANY

		By:	/s/ James Follo
Name: James Follo
Title: Chief Financial Officer

This Agreement is hereby
accepted and agreed to as
of the date thereof.

INMOBILIARIA CARSO, S.A. de C.V.

By:	/s/ Raul Humberto Zepeda Ruiz
Name: Raul Humberto Zepeda Ruiz
Title: Attorney in Fact

BANCO INBURSA, S.A., INSTITUCÍON DE
BANCA MÚLTIPLE GRUPO FINANCIERO
INBURSA

By:	/s/ Raul Humberto Zepeda Ruiz
Name: Raul Humberto Zepeda Ruiz
Title: Attorney in Fact

EXECUTION COPY OF SECURITIES PURCHASE AGREEMENT

SCHEDULE A

THE NEW YORK TIMES COMPANY

INFORMATION RELATING TO NOTE PURCHASERS

NAME AND ADDRESS OF PURCHASERS		PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

(A)	Inmobiliaria Carso, S.A. de C.V.	$125,000,000

(1)

All payments by wire transfer of immediately available funds in accordance with written instructions provided to the Company, with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

	Raul Zepeda Avenida Insurgentes Sur #3500, PB Colonia Peña Pobre Delegación Tlalpan, CP 14060 México D.F., México Telecopy No.: (52) 55 5520 0525 Confirmation No.: (52) 55 5325 0505

(B)	Banco Inbursa S.A., Institución de Banca Múltiple Grupo Financiero Inbursa	$125,000,000

(1)

All payments by wire transfer of immediately available funds in accordance with written instructions provided to the Company with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

1

Raul Zepeda Avenida Insurgentes Sur #3500, PB Colonia Peña Pobre Delegación Tlalpan, CP 14060 México D.F., México Telecopy No.: (52) 55 5520 0525 Confirmation No.: (52) 55 5325 0505

INFORMATION RELATING TO WARRANT PURCHASERS

NAME AND ADDRESS OF PURCHASERS		WARRANTS

(A)	Inmobiliaria Carso, S.A. de C.V.	7,950,000

(1)

All payments by wire transfer of immediately available funds in accordance with written instructions provided to the Company, with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

	Raul Zepeda Avenida Insurgentes Sur #3500, PB Colonia Peña Pobre Delegación Tlalpan, CP 14060 México D.F., México Telecopy No.: (52) 55 5520 0525 Confirmation No.: (52) 55 5325 0505

(B)	Banco Inbursa S.A., Institución de Banca Múltiple Grupo Financiero Inbursa	7,950,000

(1)

All payments by wire transfer of immediately available funds in accordance with written instructions provided to the Company, with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

2

Raul Zepeda Avenida Insurgentes Sur #3500, PB Colonia Peña Pobre Delegación Tlalpan, CP 14060 México D.F., México Telecopy No.: (52) 55 5520 0525 Confirmation No.: (52) 55 5325 0505

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SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquired Indebtedness” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, excluding, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (i) with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, ten percent (10%) or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, ten percent (10%) or more of any class of voting or equity interests and (ii) with respect to any Purchaser, shall include any Person that at such time directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with Mr. Carlos Slim Helú or his descendants (or any spouse thereof).  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Applicable Prepayment Premium” means, with respect to any Note, as of any date of optional prepayment, the following:  (i) from January 15, 2012 to January 14, 2013, an amount equal to one hundred and five percent (105.00%) of the outstanding principal amount of the Notes at such date; (ii) from January 15, 2013 to January 14, 2014 an amount equal to one hundred two and 50/100 percent (102.50%) of the outstanding principal amount of the Notes at such date; and (iii) from January 15, 2014 to the maturity date of the Notes, an amount equal to one hundred percent (100.00%) of the outstanding principal amount of the Notes at such date.

“Asset Sale” means the sale, transfer, conveyance, assignment or other disposition, directly or indirectly, including by merger or consolidation in any transaction or series of related transactions by the Company or any of its Subsidiaries of any of the following:  (a) any of the Capital Stock of any of the Company’s Subsidiaries or (b) any or all of the assets of the

SCHEDULE B
(to Securities Purchase Agreement)

1

Company or any of its Subsidiaries, including the sale of substantially all of the assets of any division or line of business of the Company; in each case other than sales, transfers, conveyances, or other dispositions:  (i) of goods and services in the ordinary course of business; (ii) of accounts in the ordinary course of business for purposes of collection; (iii) of the properties and assets of the Company, substantially as an entirety, which are governed by the provisions of Section 10.4 hereof; (iv) as part of the abandonment, sale or disposition by the Company or any of its Subsidiaries of damaged, surplus, obsolete or worn-out assets in the ordinary course of business; (v) among the Company and any of its Subsidiaries; and (vi) for less than $500,000 in total consideration.

“Asset Sale Amount” is defined in Section 10.5(c).

“Asset Sale Offer” is defined in Section 10.5(c).

“Asset Sale Offer Payment Date” is defined in Section 10.5(e).

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Called Principal” means, with respect to any Note, the principal amount of such Note that is to be prepaid pursuant to Section 8.2(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means any and all shares, membership or other interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all membership interests, participations or other equivalents (however designated) in a limited liability company, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalization Date” is defined in Section 5.3.

“Change of Control” is defined in Section 8.3(f).

2

“Change of Control Offer Amount” means, with respect to any Note, an amount equal to 101% of the principal amount of such Note.

“Charges” is defined in Section 22.10.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“College Point Project” means the printing facility at College Point, Queens.

“Company” means The New York Times Company, a New York corporation or any successor that becomes such in the manner prescribed in Section 10.4.

“Company’s SEC Filings” means each of the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the date of this Agreement:

(i)                                     Annual Report on Form 10-K for the fiscal year ended December 30, 2007, filed with the SEC on February 26, 2008;

(ii)                                  Quarterly Report on Form 10-Q for the quarter ended March 30, 2008, filed with the SEC on May 7, 2008;

(iii)                               Quarterly Report on Form 10-Q for the quarter ended June 29, 2008, filed with the SEC on August 6, 2008;

(iv)                              Quarterly Report on Form 10-Q for the quarter ended September 28, 2008, filed with the SEC on November 7, 2008; and

(v)                                 Current Reports on Form 8-K, filed with the SEC on February 12, 2008, March 17, 2008, September 8, 2008 and October 23, 2008 (as to Item 5.02 only).

“Confidential Information” is defined in Section 20.

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) non-cash items, including, without limitation, stock compensation expenses and (v) other non-recurring expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Company and its

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Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Fixed Charges” means with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense for such Person for such period, plus (ii) all cash and non-cash dividends or other distributions paid, accrued or scheduled to be paid or accrued, on any series of Preferred Stock of the Company during such period to any Person other than such Person or any of its Subsidiaries (excluding items eliminated in consolidation), plus (iii) all cash and non-cash dividends or other distributions paid, accrued or scheduled to be paid or accrued, on any series of Disqualified Capital Stock of the Company during such period to any Person other than such Person or its Subsidiaries (excluding items eliminated in consolidation).

“Consolidated Interest Expense” means, for any period, the sum of, without duplication determined on a consolidated basis in accordance with GAAP:

(1)                                  the aggregate of cash and non-cash interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation (whether or not interest expense in accordance with GAAP):

(a)                                  any amortization or accretion of debt discount or any interest paid on Indebtedness on the Company in the form of additional Indebtedness,

(b)                                 any amortization of deferred financing costs,

(c)                                  the net costs under any interest or currency hedging obligations (including amortization fees),

(d)                                 all capitalized interest,

(e)                                  the interest portion of any deferred payment obligation, and

(f)                                    commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptances;

(g)                                 any interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of its Subsidiaries or secured by a Lien on the assets of the Company or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon); and

(2)                                  the interest component of capital leases paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period.

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Notwithstanding anything in the foregoing to the contrary, amortization of the original issue discount of the Notes and the Warrants shall be excluded from the calculation of “Consolidated Interest Expense”.

“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income (or loss) of the Company and its Subsidiaries for that period, determined in accordance with GAAP; provided, that there shall be excluded therefrom:

(1)                                  net after-tax gains (or losses) from Asset Sales or abandonment or reserves relating thereto;

(2)                                  net after-tax items classified as extraordinary gains (or losses);

(3)                                  the net income (but not loss) of any Subsidiary to the extent that a corresponding amount could not be distributed to the Company at the date of determination as a result of any restriction pursuant to such Subsidiary’s charter or by-laws or any law, regulation, agreement or judgment applicable to any such distribution;

(4)                                  any increase (but not decrease) in net income attributable to minority interests in any Subsidiary; and

any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the date of Closing.

“Consolidated Net Tangible Assets” means the aggregate amount of assets of the Company less (a) all current liabilities and (b) all goodwill, trademarks, patents, unamortized debt discount and expense, organization or developmental expenses, and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company prepared in accordance with GAAP.

“Consolidated Subsidiary” means any Subsidiary which in accordance with GAAP shall be consolidated with the Company in any consolidated financial statements furnished to the holder of the Notes.

“Coverage Ratio Test” is defined in Section 10.2(a).

“Credit Agreement Refinancing Indebtedness” means (i) the amount of Indebtedness (x) Incurred other than under the Existing Credit Agreements or pursuant to the Notes and (y) applied not more than sixty (60) days after such Incurrence to repay amounts outstanding under the 2006 Credit Agreement, less (ii) amounts re-borrowed under the 2006 Credit Agreement not more than sixty (60) after the date of the repayment described in clause (i) and expended by the Company for general corporate purposes.  Credit Agreement Refinancing Indebtedness shall also include any refinancings, replacements, renewals, extensions or amendments of Indebtedness constituting Credit Agreement Refinancing Indebtedness.

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“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Disclosure Documents” is defined in Section 5.5.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from January 15, 2012 to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Disqualified Capital Stock” means any portion of Capital Stock which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock which is not Disqualified Capital Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof in whole or in part, in each case prior to the date that is ninety-one (91) days after the maturity of the Notes; provided, that Capital Stock issued to any bona fide plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Capital Stock.

“Electronic Delivery” is defined in Section 7.1(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Excess Proceeds” is defined in Section 10.5(c).

“Existing Credit Agreements” means, (A)(i) that certain Credit Agreement, dated as of May 28, 2004, as amended as of July 29, 2004 and as amended and restated as of September 7, 2006, among Company, as the borrower, the several lenders from time to time party thereto, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Banc of America Securities LLC, as joint lead arranger and joint book manager, J.P. Morgan Securities Inc., as joint lead arranger and joint book manager, JPMorgan Chase Bank, as documentation agent and The Bank of New York and Suntrust Bank, as co-syndication agents, through its stated maturity as of the date hereof (the “2004 Credit Agreement”) and (ii) that certain Credit Agreement, dated as of June 21, 2006, and as amended and restated as of September 7, 2006, among the Company, as the borrower, the several lenders from time to time party thereto, Bank

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of America, N.A., as administrative agent, swing line lender and L/C issuer, Banc of America Securities LLC, as joint lead arranger and joint book manager, J.P. Morgan Securities Inc., as joint lead arranger and joint book manager, JPMorgan Chase Bank, as documentation agent and The Bank of New York and Suntrust Bank, as co-syndication agents (the “2006 Credit Agreement” and, together with the 2004 Credit Agreement, the “Credit Agreements”) and (B) any Permitted Refinancing Indebtedness of the 2006 Credit Agreement.

“Existing Indebtedness” means Indebtedness which is outstanding immediately prior to the Closing and remains outstanding after the Closing and the application of the proceeds of the Notes.

“Family Member” is defined in Section 8.3(f).

“Family Trust” is defined in Section 8.3(f).

“Financial Statements” is defined in Section 5.5.

“Fixed Charge Coverage Ratio” means, for any Person on any date, the ratio of (1) the Consolidated EBITDA for the then most recent four fiscal quarters prior to such date to (2) the Consolidated Fixed Charges during such four fiscal quarter period.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States or a successor generally accepted accounting principle (including IFRS) upon a change from GAAP to such successor principle, to the extent such change is required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority” means

(a)                                  the government of

(i)                                     the United States or any State or other political subdivision thereof, or

(ii)                                  any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

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(b)                                 any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)                                  to purchase such indebtedness or obligation or any property constituting security therefor;

(b)                                 to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)                                  to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)                                 otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option, swap or other derivative transaction whether settled in cash or securities) to obtain a “short” or “put equivalent position” with respect to the Company’s Class A Common Stock.

“holder” means, with respect to any Note or any Warrant, the Person in whose name such Note or Warrant, as applicable, is registered in the register maintained by the Company pursuant to Section 13.1.

“IFRS” means the International Financial Reporting Standards applicable to public companies generally, or authoritative interpretations thereof, as applicable.

“Incur” is defined in Section 10.2(a).

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)                                  its liabilities for borrowed money and its redemption or other payment obligations at maturity in respect of Disqualified Capital Stock;

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(b)                                 its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)                                  (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d)                                 all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)                                  all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)                                    the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g)                                 any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Interest Payment Date” is defined in Section 1.

“Investor Funding Fee” means the $4.5 million funding fee payable to the Purchasers at Closing.

“Lien” is defined in Section 10.1.

“Lock-up Period” is defined in Section 13.4(a).

“Make-Whole Premium Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Premium Amount may in no event be less than zero.

“Mandatory Sale” is defined in Section 10.5(a).

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

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“Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its Consolidated Subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the effects of (A) any facts, circumstances, events, changes or occurrences generally affecting businesses, industries and markets in which the Company operates (including, without limitation, changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign markets), companies engaged in such businesses, industries or markets or the economy, including effects on such businesses, industries, markets or economy resulting from any regulatory or political conditions or developments, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (B) changes or proposed changes in GAAP applicable to public companies generally (or authoritative interpretations thereof), (C) changes or proposed changes in laws of general applicability or related policies or interpretations of Governmental Authorities (in the case of each of clause (A), (B) and (C), other than facts, circumstances, events, changes, effects or occurrences to the extent that such facts, circumstances, events, changes, effects or occurrences have a disproportionately adverse effect on the Company and its Consolidated Subsidiaries relative to comparable U.S. public companies), or (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); or (ii) the ability of the Company timely to consummate the sale of the Notes and the Warrants and the other transactions contemplated by this Agreement.

“Maximum Rate” is defined in Section 22.10.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Net Proceeds” means, with respect to any Asset Sale, the aggregate proceeds in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents, received by the Company or any of its Subsidiaries, net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, severance or employee termination expenses incurred as a result thereof, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal of, premium, if any, and interest on Indebtedness required to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

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“Note Register” is defined in Section 13.1.

“Notes” is defined in Section 1.

“Note Purchaser” is defined in the first paragraph of this Agreement.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Pari Passu Indebtedness” is defined in Section 10.5(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Pension Plan” means any Plan, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Holders” is defined in Section 8.3(f).

“Permitted Lien” means:

(a)                                  Liens or deposits to secure payment of workmen’s compensation, unemployment insurance, old age pensions or other social security;

(b)                                 Liens or deposits to secure performance of bids, tenders, contracts (other than contracts for the payment of money), or leases, public or statutory obligations, surety or appeal bonds, or other Liens or deposits for purposes of like general nature in the ordinary course of business;

(c)                                  Liens for property taxes not delinquent and Liens for taxes which in good faith are being contested or litigated in proper proceedings;

(d)                                 statutory Liens of landlords or mechanics’, carriers’, workmen’s or other like Liens arising in the ordinary course of business which do not secure obligations for borrowed money or other extensions of credit;

(e)                                  Liens on the property or assets of any Consolidated Subsidiary securing indebtedness of such Consolidated Subsidiary to the Company or to a Consolidated Subsidiary of the Company;

(f)                                    Liens to which the Required Holders of the Notes have given their consent in writing;

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(g)                                 Liens arising from security interests granted in order to comply with the requirements for the issuance of bankers’ acceptances which are eligible for discount by the FRB;

(h)                                 purchase money security interests covering real or personal property hereafter acquired, provided that neither the Company nor any Consolidated Subsidiary has any liability to repay the Indebtedness secured by such purchase money security interests except to the extent of the respective real or personal property;

(i)                                     Liens existing on the date a Person becomes a Subsidiary or a division of the Company, or is merged into the Company or any Subsidiary, provided such Liens were not created in connection with or in contemplation of such transaction or merger and apply only to the assets of such subsidiary or division;

(j)                                     Liens existing on any property or asset prior to the acquisition thereof by the Company or a Subsidiary, provided such Liens were not created in connection with or in contemplation of such acquisition;

(k)                                  Liens which are renewals, replacements or extensions of any of the Liens permitted by clauses (e), (f), (h), (i), (j) or (n) hereof upon the same property theretofore subject thereto and without increase in the principal amount of debt thereby secured;

(l)                                     zoning restrictions, easements, right-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(m)                               non-material Liens on existing property or assets valued in the aggregate at under $10,000,000;

(n)                                 Liens securing Attributable Indebtedness Incurred in connection with Sale and Leaseback Transactions to the extent the aggregate sales proceeds received therefrom do not in the aggregate, and the aggregate amount of Attributable Indebtedness in respect thereof at the time of the Incurrence of each such Attributable Indebtedness does not, exceed $225,000,000 (plus any capitalized interest or payment-in-kind interest accrued thereon) with respect to: (i) the Company’s and its Subsidiaries’ interests in the real property, fixtures and personal property constituting the Company’s headquarters, located at 620 Eighth Avenue and/or (ii) the Company’s and its Subsidiaries’ interests in the real property, fixtures and personal property constituting the College Point Project; and

(o)                                 any pledge of the Company’s interest in New England Sports Ventures LLC (“NESV”), to secure obligations of NESV or its subsidiaries, provided that neither the Company nor any Subsidiary has any obligation to repay the obligations secured by such pledge except to the extent of the pledged assets.

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“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to Refinance other Indebtedness of any such Persons; provided, however, that (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount plus accrued interest, prepayment penalties, premiums and other similar amounts, if any, of the Indebtedness so Refinanced (plus the amount of reasonable fees and expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, at the time of such Refinancing, the Indebtedness being Refinanced; and (iii) if the Indebtedness being Refinanced is contractually subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable as determined in good faith by the Board of Directors to the holders of the Notes as those contained in the documentation governing the Indebtedness being Refinanced.  For the purposes hereof, in determining whether any replacement of the 2006 Credit Agreement (or the subsequent replacement of any such replacement facility) constitutes Permitted Refinancing Indebtedness in accordance with the foregoing proviso, all committed amounts under the 2006 Credit Agreement (or successor facility being replaced) and under the proposed replacement facility shall be deemed outstanding.

“Permitted Transferee” is defined in Section 13.4(c).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“PIK Amount” is defined in Section 1.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Plan Event” shall mean a “reportable event”, as defined in Section 4043(b) of ERISA and the regulations issued under such Section, other than any such event with respect to which the 30-day notice requirement has been waived by the PBGC, and any Termination Event.

“Preferred Stock” means any class of Capital Stock of a Person that is preferred over any other class of Capital Stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proprietary Rights” is defined in Section 5.19.

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“Provided Reports” is defined in Section 7.1(c).

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registration Rights Agreement” is defined in Section 4(A).12.

“Regulatory Approvals” with respect to any holder of the Warrants, means, to the extent applicable and required to permit any holder of the Warrants to exercise a Warrant for shares of Class A Common Stock and to own such Class A Common Stock without the holder of such Warrant being in violation of applicable laws, rules or regulations, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”); provided, however, if any holder of a Warrant provides a certificate in a form satisfactory to the Company representing that such holder of a Warrant is acquiring such shares of Class A Common Stock in reliance upon the exemption provided in Section 802.9 or Section 802.64 of the rules promulgated under the HSR Act, such holder of a Warrant may exercise such Warrant without filing any notification and report forms under the HSR Act.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such

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Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Related Fund” means, with respect to any holder of any Note or any holder of any Warrant, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and January 15, 2012.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date assuming the Called Principal was prepaid in full pursuant to Section 8.2(b) at the Applicable Prepayment Premium on January 15, 2012, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 12.1.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Guaranties” means, Indebtedness or other obligations of the Company or any of its Consolidated Subsidiaries consisting of:  (i) guarantees, directly or indirectly, of any Indebtedness or other obligations of Persons other than the Company and its Subsidiaries, or (ii) contracts to purchase of otherwise acquire, or otherwise assure a creditor against loss in respect of any Indebtedness or other obligations of Persons other than the Company and its Subsidiaries.

“Sale and Leaseback Transaction” is defined in Section 10.3.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Section 8.3 Notice and Offer to Prepay” is defined in Section 8.3(b).

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“Section 8.3 Special Prepayment Date” is defined in Section 8.3(b).

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Significant Subsidiary” means, as of any date, any Consolidated Subsidiary that:

(a)                                  generated seven percent (7%) or more of the consolidated revenues of the Company and its Consolidated Subsidiaries during the fiscal year next preceding such date, or

(b)                                 held seven percent (7%) or more of the consolidated assets of the Company and its Consolidated Subsidiaries as at the end of such fiscal year.

“620 Eighth Avenue” means the interest of the Company or any Subsidiary in the land located at 620 Eighth Avenue, New York, New York and the office building and fixtures of the Company or any Subsidiaries located thereon.

“Stockholders’ Equity” means, (i) as of September 28, 2008, $1,701,943,000 and (ii) for any date after September 28, 2008, the sum for the Company and its Consolidated Subsidiaries on a consolidated basis, of the amount in clause (i), plus any changes in Capital Stock plus additional capital plus earnings reinvested in the business less treasury stock plus any one time non-cash reductions in earnings reinvested in the business, in each case, subsequent to September 28, 2008, and recorded in accordance with GAAP.

“Subject Transaction” is defined in Section 10.2(a).

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its

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Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Tax Information” is defined in Section 4(B).4.

“Taxes” means any present or future taxes of any nature (including interest, penalties and additions thereto) that are imposed by any Governmental Authority.

“Total Commitments” shall mean, (i) in the case of the 2004 Credit Agreement, for so long as it remains in effect, the aggregate amount of the commitments in place thereunder as of the date hereof and, (ii) in the case of the 2006 Credit Agreement, the greater of (x) the aggregate amount of the commitments in place thereunder as of the date hereof (equal to $400,000,000) less all Credit Agreement Refinancing Indebtedness outstanding at any time and (y) $150,000,000.  All outstanding Indebtedness under the Existing Credit Agreements and all outstanding Indebtedness that constitutes Credit Agreement Refinancing Indebtedness, regardless of the provision or provisions of Section 10.2 that may allow such Indebtedness to be Incurred, shall in all instances be applied to reduce Total Commitments under clause (ii) of the immediately preceding sentence.

“Transfer” is defined in Section 13.4(a).

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“U.S.” or “United States” means the United States of America.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Warrant” is defined in Section 1.

“Warrant Purchaser” is defined in the first paragraph of this Agreement.

“Warrant Purchase Price” is defined in Section 2.

“Warrant Shares” is defined in Section 13.4(a).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

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EXHIBIT 1

FORM OF NOTE

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED JANUARY 19, 2009, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

PURSUANT TO U.S. TREASURY REGULATION SECTION 1.1275-3, THE COMPANY WILL MAKE AVAILABLE TO A HOLDER OF THIS NOTE UPON REQUEST THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY FOR THIS NOTE.

THE NEW YORK TIMES COMPANY

14.053% SENIOR NOTE DUE JANUARY 15, 2015

No. [ ]	[Date]
$[ ]

For Value Received, the undersigned, The New York Times Company (herein called the “Company”), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                                          ] Dollars (or so much thereof as shall not have been prepaid) on [                  ,         ].  This Note bears interest from the date hereof until this Note shall become due and payable in accordance with the terms hereof (whether at maturity, by acceleration or otherwise) or of the Securities Purchase Agreement (as defined below) at the rate of fourteen and 53/1000 percent (14.053%) per annum.  Interest at the rate of eleven and 53/1000 percent

1

(11.053%) per annum shall be payable on this Note in cash.  Interest at the rate of three percent (3%) per annum shall be payable by issuing additional Notes of like tenor in the principal amount of such interest (the amount of such interest, the “PIK Amount”) and shall be capitalized on each Interest Payment Date (as defined below)  by the increase of the principal amount outstanding under this Note by the PIK Amount as evidenced in the Note Register; provided, that, at the election of the Company, and on prior notice to the holders of the Notes, such interest may be paid in cash.  Interest under this Note is due, in each case, semiannually in arrears on the fifteenth (15th) day of January and July in each year (each an “Interest Payment Date”), commencing July 15, 2009.  The Company shall also pay, on the first Interest Payment Date occurring after the fifth (5th) anniversary of the Closing Date and on each subsequent Interest Payment Date, a portion of the PIK Amount (and, if necessary, a portion of the original principal amount of the Notes) in an amount sufficient, but not in excess of the amount necessary, to ensure that the Notes will not be an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.  Interest on this Note shall be computed on the basis of a three hundred sixty-five (365) day year.  This Note matures on January 15, 2015.

Payments of principal of, interest on and any Applicable Prepayment Premium, Change of Control Offer Amount, Make-Whole Premium Amount or Asset Sale Amount with respect to this Note are to be made in lawful money of the United States at New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Securities Purchase Agreement referred to below.

This Note is one of a series of Notes (herein called the “Notes”) issued pursuant to the Securities Purchase Agreement, dated as of January 19, 2009 (as from time to time amended, the “Securities Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Securities Purchase Agreement and (ii) made the representation set forth in Section 6.1 of the Securities Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Securities Purchase Agreement.

This Note is a registered Note and, as provided in the Securities Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Securities Purchase Agreement, but not otherwise.

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If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Premium Amount, Applicable Prepayment Premium or Asset Sale Amount) and with the effect provided in the Securities Purchase Agreement.

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This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

THE NEW YORK TIMES COMPANY

By
Name:
Title:

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Exhibit 2

[FORM OF WARRANTS]

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED JANUARY 19, 2009, BETWEEN THE ISSUER OF THESE SECURITIES AND THE PURCHASERS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT No. [   ]

to purchase

Shares of Class A Common Stock

THE NEW YORK TIMES COMPANY
a New York Corporation

Issue Date:  January 21, 2009

1.                                       Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” has the meaning ascribed to it in the Securities Purchase Agreement.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Corporation and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal.  Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked.  If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised.  The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser.  If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the Warrantholder; otherwise, the average of all three determinations shall be binding upon the Corporation and the Warrantholder.  The costs of conducting any Appraisal Procedure shall be borne by the Corporation.

“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Common Stock” means the common stock of the Corporation, which as of the date hereof consists of the Class A Common Stock and the Class B Common Stock.

“Class A Common Stock” means the Corporation’s Class A Common Stock, $0.10 par value per share.

“Class B Common Stock” means the Corporation’s Class B Common Stock, $0.10 par value per share.

“Corporation” means The New York Times Company, a New York corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $6.3572.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.  If the Warrantholder objects in writing to the Board of Directors’ calculation of fair market value within 10 days of receipt of written notice thereof and the Warrantholder and the Corporation are unable to agree on fair market value during the 10-day period following the delivery of the Warrantholder’s objection, the Appraisal Procedure may be invoked by either

2

party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Warrantholder’s objection.

“Market Price” means, with respect to the Common Stock, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of such Common Stock on the New York Stock Exchange on such day.  If such Common Stock is not traded on the New York Stock Exchange on any date of determination, the Market Price of such Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which such Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which such Common Stock is so listed or quoted, or if such Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for such Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the Market Price of such Common Stock on that date shall mean the Fair Market Value per share as determined by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Corporation for this purpose and certified in a resolution sent to the Warrantholder.  For the purposes of determining the Market Price of such Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that Ordinary Cash Dividends shall not include any cash dividends paid subsequent to December 28, 2008 to the extent the aggregate dividend paid on all Common Stock in any quarter exceeds the greater of (i) the aggregate dividend that would be paid on all Common Stock in that quarter at a rate of $0.06 per share or (ii) (x) 80% of accumulated earnings since December 29, 2008 (determined in accordance with generally accepted accounting principles in effect from time to time) less (y) the amount of aggregate dividends on Common Stock and on all preferred stock of the Corporation that is classified as equity under such generally accepted accounting principles paid since December 29, 2008, provided, however, that if in any year the amount of the Corporation’s capital expenditures exceeds the amount of the Corporation’s depreciation, then the calculation for such year of accumulated earnings shall be determined by deducting the amount of such capital expenditures rather than the amount of depreciation.

“Per Share Fair Market Value” has the meaning set forth in Section 13(C).

“Permitted Transactions” has the meaning set forth in Section 13(B).

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“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pro Rata Repurchases” means any purchase of shares of Class A Common Stock by the Corporation or any Affiliate thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of Class A Common Stock, in the case of both (i) or (ii), whether for cash, shares of Capital Stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding.  The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Corporation under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Purchase that is not a tender or exchange offer.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Class A Common Stock and to own such Class A Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”); provided, however, if the Warrantholder provides a certificate in a form satisfactory to the Corporation representing that Warrantholder is acquiring such shares of Class A Common Stock in reliance upon the exemption provided in Section 802.9 or Section 802.64 of the rules promulgated under the HSR Act, the Warrantholder may exercise this Warrant without filing any notification and report forms under the HSR Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated January 19, 2009, as amended from time to time, among the Corporation, Inmobiliaria Carso, S.A. de C.V. and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa including all schedules and exhibits thereto.

“Shares” has the meaning set forth in Section 2.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant, issued pursuant to the Securities Purchase Agreement.

2.                                       Number of Shares; Exercise Price.  This certifies that, for value received, [NAME OF HOLDER] or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and

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subject to the conditions hereinafter set forth, to acquire from the Corporation, in whole or in part, after the receipt of all applicable Regulatory Approvals, up to an aggregate of Fifteen Million Nine Hundred Thousand (15,900,000) fully paid and nonassessable shares of Class A Common Stock, at a purchase price per share of Class A Common Stock equal to the Exercise Price.  The number of shares of Class A Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Class A Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.                                       Exercise of Warrant; Term.  Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Corporation on the date hereof, but in no event later than 5:00 p.m., New York City time, January 15, 2015 (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Corporation located at 620 Eighth Avenue,  New York, New York, 10018 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Corporation), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:

(A)                              by tendering in cash, by certified or cashier’s check payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation, or

(B)                                by having the Corporation withhold shares of Class A Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Class A Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Corporation.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Corporation within a reasonable time, and in any event not exceeding three Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.  Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

Notwithstanding the foregoing, in the case of any Warrantholder other than the Warrant Purchasers and their Permitted Transferees under the Securities Purchase Agreement, the Corporation shall not be obligated to deliver any Shares pursuant to the exercise of this Warrant unless the Corporation reasonably determines that: (i) a registration statement under the Securities Act with respect to the Class A Common Stock issuable upon the exercise hereof is

5

effective, or (ii) the exercise of this Warrant is exempt from the registration requirements of the Securities Act.

4.                                       Issuance of Shares; Authorization; Listing.  Subject to Section 8, certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant.  The Corporation hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith).  The Corporation agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date.  The Corporation will at all times reserve and keep available, out of its authorized but unissued Class A Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Class A Common Stock issuable upon exercise of this Warrant.  The Corporation will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Class A Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance.  The Corporation will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.  The Corporation will use its commercially reasonable efforts, and will reasonably cooperate with the Warrantholder, to take such other actions as are necessary to obtain (i) any Regulatory Approvals applicable to Warrantholder’s exercise of its rights hereunder, including with respect to the issuance of the Shares and (ii) any regulatory approvals applicable to the Corporation solely as a result of the issuance of the Shares.  Before taking any action which would cause an adjustment pursuant to Section 13 to reduce the Exercise Price below the then par value of the Class A Common Stock, the Corporation shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Class A Common Stock at the Exercise Price as so adjusted.

5.                                       No Fractional Shares or Scrip.  No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant.  In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Class A Common Stock on the last trading day preceding the date of exercise less the Exercise Price for such fractional share.

6.                                       No Rights as Stockholders; Transfer Books.  This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Corporation prior to the

6

date of exercise hereof.  The Corporation will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.                                       Charges, Taxes and Expenses.  Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation.

8.                                       Transfer/Assignment.

(A)                              Subject to compliance with clauses (B) and (C) of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3.  All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Corporation.

(B)                                Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 13.4 of the Securities Purchase Agreement.

(C)                                If and for so long as required by the Securities Purchase Agreement, this Warrant Certificate shall contain a legend as set forth in Section 13.5 of the Securities Purchase Agreement.

9.                                       Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares.  The Corporation shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant.  This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10.                                 Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11.                                 Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day,

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then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12.                                 Rule 144 Information.  The Corporation covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Corporation is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Securities Purchase Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC.  Upon the written request of any Warrantholder, the Corporation will deliver to such Warrantholder a written statement that it has complied with such requirements.

13.                                 Adjustments and Other Rights.  The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A)                              Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Corporation shall (i) declare and pay a dividend or make a distribution on its Class A Common Stock in shares of Class A Common Stock, (ii) subdivide or reclassify the outstanding shares of Class A Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Class A Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Class A Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Class A Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B)                                Certain Issuances of Common Stock or Convertible Securities.  If the Corporation shall issue shares of Class A Common Stock (or rights or warrants or other

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securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock (collectively, “convertible securities”)) (other than in Permitted Transactions or a transaction to which subsection (A) of this Section 13 is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 95% of the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

(A)                              the number of Shares issuable upon the exercise of this Warrant immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Corporation outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or converted) and (B) the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such date and (II) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities); and

(B)                                the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which shall be the number of shares of Class A Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Class A Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (A) above.

For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 13(B).

For purposes of the foregoing, the aggregate consideration receivable by the Corporation in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of the net offering price (after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; consideration other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable) shall be deemed to be the Fair Market Value thereof.

Notwithstanding anything to the contrary contained herein, upon the grant of any Dilutive Equity Grants (as defined below), the number of Shares issuable upon the exercise of this Warrant and the Exercise Price shall be adjusted pursuant to this Section 13(B) as though the

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Corporation had, on the date of grant of such Dilutive Equity Grants, issued shares of Class A Common Stock equal in number to the number of Share Equivalents (as defined below) represented by such Dilutive Equity Grants for no consideration.  No further adjustments to the number of Shares issuable upon exercise of this Warrant on the Exercise Price shall be made in respect of the grant, vesting or exercise of such Dilutive Equity Grants.

“Permitted Transactions” shall include issuances (i) in connection with matching grants of Class A Common Stock pursuant to The New York Times Companies Supplemental Retirement and Investment Plan or any successor plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”), (ii) in connection with the Corporation’s Employee Stock Purchase Plan (or any successor plan that qualifies as an “employee stock purchase plan” under Section 423 of the Code), (iii) in connection with stock options and restricted stock units granted prior to the date of this Warrant and exercised or settled in accordance with their terms as in effect on the date hereof and disclosed to the Purchaser prior to the date hereof, (iv) in connection with stock options, restricted stock units or shares of Class A Common Stock issued after the date of this Warrant, pursuant to employee, director or independent contractor/consulting plans, agreements or arrangements and other compensation related arrangements approved by the Board of Directors or the compensation committee thereof, or by the Corporation’s management acting under authority delegated by the Board of Directors or the compensation committee, up to the Permitted Grant Amount, as defined below (with stock options, restricted stock units, shares of Class A Common Stock and other employee equity or equity-based awards that are settled in shares of Class A Common Stock (other than those described in (i) and (ii) above) so granted in excess of the Permitted Grant Amount being referred to as “Dilutive Equity Grants”)), (v) of warrants to acquire an aggregate of not more than 9,500 shares of Class A Common Stock, on terms substantially identical to the terms hereof, to holders of Class B Common Stock who exercise their pre-emptive rights under the Corporation’s Certificate of Incorporation with respect to the issuance hereof (the “Preemptive Warrants”), and any adjustments to the exercise price or shares issuable upon the exercise of such Preemptive Warrants pursuant to terms thereof, (vi) in connection with registered open market sales of Class A Common Stock at prevailing market prices, (vii) upon the exercise or conversion of a Preemptive Warrant or of convertible securities for which an adjustment pursuant to this clause (B) had previously been made or had not been required to be made, and (viii) upon conversion of shares of the Corporation’s Class B Common Stock into shares of Class A Common Stock without the payment of any consideration therefor.  “Permitted Grant Amount” shall mean 2,000,000 Share Equivalents per year commencing on the date of this Warrant and accruing annually with unused amounts carried forward.  For the purpose hereof, each stock option constitutes one-third of a “Share Equivalent” and each restricted stock unit, grant of Class A Common Stock and other employee equity or equity-based compensation settled in shares of Class A Common Stock (other than those described pursuant to (i) and (ii) above) constitutes one “Share Equivalent.”

Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance.

(C)           Other Distributions.  In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Class A Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends,

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dividends of its Class A Common Stock and other dividends or distributions referred to in Section 13(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Class A Common Stock on the last trading day preceding the first date on which the Class A Common Stock trades regular way on the New York Stock Exchange without the right to receive such distribution, minus the amount of cash or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed.  In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.  In the case of an adjustment for a cash dividend that is, or is coincident with, a regular quarterly dividend, both the Per Share Fair Market Value and the Market Price specified in clause (x) would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend.  In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D)          Certain Repurchases of Class A Common Stock.  In case the Corporation effects a Pro Rata Repurchase of Class A Common Stock, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Class A Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Class A Common Stock on the trading day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Class A Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Class A Common Stock so repurchased and (ii) the Market Price per share of Class A Common Stock on the trading day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase.  In such event, the number of shares of Class A Common Stock issuable upon the exercise of this Warrant shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(E)           Business Combinations.  In case of any Business Combination or reclassification of Class A Common Stock (other than a reclassification of Class A Common

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Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Class A Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph.  In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Class A Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election (including, without limitation, being subject to similar proration constraints) upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

(F)           Rounding of Calculations;  Minimum Adjustments.  All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Class A Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Class A Common Stock, or more.

(G)           Timing of Issuance of Additional Class A Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Class A Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Class A Common Stock; provided, however, that the Corporation upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H)          Other Events.  For so long as the Warrantholder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 13 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Corporation, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of

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Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.  Without limiting the foregoing, in connection with and as a condition to any transaction, including any distribution, in respect of, the Class B Common Stock or any other class of Common Stock in existence from time to time that would give rise to an adjustment pursuant to this Section 13 if such transaction were in respect of the Class A Common Stock (other than a transaction in which the Class A Common Stock participates on a pro rata basis), the Board of Directors shall make such adjustments to the Exercise Price and the number of shares into which this Warrant is exercisable as are fair and equitable in its good faith opinion to protect the purchase rights of the Warrants as if such transaction was solely in respect of the Class A Common Stock.  The Exercise Price and the number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Corporation.

(I)            Statement Regarding Adjustments.  Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Corporation’s records.

(J)            Notice of Adjustment Event.  In the event that the Corporation shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Corporation shall give notice to the Warrantholder, in the manner set forth in Section 13(G), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant.  In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action, except if it is impracticable to provide such 15 days’ prior notice, then the Corporation shall provide such notice as soon as it is reasonably able prior to the taking of such proposed action.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K)          Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Corporation shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of

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Class A Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(L)           Adjustment Rules.  Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur.  If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below the par value of the Class A Common Stock, then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Class A Common Stock and then, upon the Corporation’s satisfaction of its obligations under Section 4, to such lower par value as may then be established.

(M)         No Impairment. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14.           Governing Law.   This Warrant will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  Any dispute arising out of this Warrant or the transactions contemplated hereby shall be subject to the exclusive jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York.

15.           Binding Effect.  This Warrant shall be binding upon any successors or assigns of the Corporation.

16.           Amendments.  This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Corporation and the Warrantholder.

17.           Prohibited Actions. The Corporation agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Class A Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Class A Common Stock then outstanding and all shares of Class A Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Class A Common Stock then authorized by its certificate of incorporation.

18.           Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service.  All notices hereunder shall be delivered as set forth below for the Corporation, or at the address for the Warrantholder set forth in the registry maintained by the Corporation

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pursuant to Section 9, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Corporation, to:

The New York Times Company
620 Eighth Avenue
New York, New York 10018
Telecopy No.: (212) 556-4634
Confirmation No.: (212) 556-1234
Attention: General Counsel

19.           Entire Agreement.  This Warrant and the forms attached hereto, and the Securities Purchase Agreement (and the other documents referenced in Section 16 of the Securities Purchase Agreement), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed by a duly authorized officer.

Dated:  January 21, 2009.

THE NEW YORK TIMES COMPANY

By:
Name:
Title:

Attest:

By:
Name:
Title:

16

[Form of Notice of Exercise]

Date: ______________

TO:  The New York Times Company

RE:  Election to Purchase Class A Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Class A Common Stock set forth below covered by such Warrant.  The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Class A Common Stock.  A new warrant evidencing the remaining shares of Class A Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name of the Holder set forth below.

Number of Shares of Class A Common Stock: _________________________

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(B) of the  Warrant of cash exercise pursuant to Section 3(A) of the Warrant) _________________________________

Aggregate Exercise Price: _______________________________

Holder:

By:

Name:

Title:

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Schedule of Warrantholders

Name of Warrantholder	Number of Shares of The New York Times Company Class A Common Stock Warrant is Exercisable For

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Exhibit 3

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of January 21, 2009 by and between The New York Times Company, a New York corporation (the “Company”) and Inmobiliaria Carso, S.A. de C.V. and Banco Inbursa S.A., Institución de Banca Múltiple Grupo Financiero Inbursa (each an “Investor” and collectively the “Investors”).

A.         The Company entered into an agreement with the Investors, dated January 19, 2009, (the “Securities Purchase Agreement”) in which the Company agreed to issue to the Investors $250,000,000 aggregate principal amount of its 14.053% Senior Notes due 2015 and detachable warrants (the “Warrants”) to acquire 15,900,000 shares of the Company’s Class A common stock, par value $0.10 per share (the “Class A Common Stock”).

B.         As a condition to the Investors’ entering into the Securities Purchase Agreement, the parties are entering into this Agreement to provide the Investors with certain registration rights for the Registrable Securities, as further described herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.                 REGISTRATION RIGHTS.

1.1           Definitions. For purposes of this Agreement:

(a)     Holder. The term “Holder” means the Investors and any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement. To the extent there is more than one Holder, the term shall mean all Holders collectively, acting at the direction of Holders of a majority of the outstanding Registrable Securities.

(b)     Law. The term “Law” means any federal, state, local statute, law (including common law), ordinance, regulation, rule, code, injunction, judgment, decree, or order of any governmental authority.

(c)     Registrable Securities. The term “Registrable Securities” means the Warrants and all shares of Class A Common Stock issuable upon exercise of the Warrants until such time as such securities have been sold pursuant to an effective Registration or pursuant to Rule 144 under the Securities Act.

(d)     Registration. The terms “register”, “registration” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement.

(e)      SEC. The term “SEC” means the U.S. Securities and Exchange Commission.

1.2           Demand Registration.

(a)     Request by the Holder. If the Company shall receive at any time following the earlier of (x) the first anniversary of the date hereof or (y) the expiration of the transfer restrictions set forth in Section 13.4 of the Securities Purchase Agreement a written request from the Holder that the Company file a registration statement under the Securities Act covering the registration of (i) all Registrable Securities held by the Holder or (ii) any part of the Registrable Securities held by the Holder, provided that the estimated market value of the Registrable Securities to be so registered pursuant to this clause (ii) is at least $25,000,000 in the aggregate pursuant to this Section 1.2 (such requested registration, a “Demand Registration”), then the Company shall, pursuant to Section 1.5, effect the registration under the Securities Act of all Registrable Securities that the Holder requests be registered.

(b)     Underwriting.  If the Holder intends to distribute the Registrable Securities covered by its request by means of a registered public offering involving an underwriting, then the Holder shall so advise the Company as a part of its demand made pursuant to Section 1.2(a).  In such event, the Holder shall select an underwriter that is reasonably acceptable to the Company, and the Company and the Holder shall enter into an underwriting agreement in customary form with such underwriter.

(c)      Maximum Number of Demand Registrations. The Holder has the right to two (2) Demand Registrations pursuant to this Section 1.2, provided, that the Company will not be obligated to effect more than one Demand Registration in any six (6) month period.

(d)     Demand Withdrawal.  The Holder may withdraw its Registrable Securities from a Demand Registration at any time.  The Company shall cease all efforts to secure registration and such registration nonetheless shall be deemed a Demand Registration, unless the withdrawal is based on the reasonable determination of the Holder that there has been, since the date of such request, a material adverse change in the business or prospects of the Company or in general market conditions.

1.3           Piggyback Registration.

(a)     Right to Include Registrable Securities. If the Company shall determine at any time following the earlier of (x) the first anniversary of the date hereof or (y) the expiration of the transfer restrictions set forth in Section 13.4 of the Securities Purchase Agreement to register any of its shares of Class A Common Stock and file a registration statement thereto under the Securities Act, whether or not for sale for its own account (other than a registration statement on Form S-4, Form S-8 or any successor or similar form(s), or a registration on any registration form that does not permit the sale of the Registrable Securities), the Company will:

(i)    promptly (but in no event less than ten (10) business days prior to the anticipated filing date) give to the Holder a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

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(ii)   include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests (provided that the Holder has indicated within twenty (20) business days after receipt of the written notice from the Company described in clause (i) above that the Holder desires to sell Registrable Securities in the manner of distribution proposed by the Company), except as set forth in Section 1.3(b) below.

(b)     Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 1.3(a)(i).  In such event, and in the event that the Holder requests to register Registrable Securities pursuant to Section 1.3(a)(ii), the Holder shall enter into an underwriting agreement in customary form with such underwriter; provided, that the Holder shall only be required to indemnify the underwriters to the extent set forth in Section 1.7(b) hereof; provided, further, that if the Holder disapproves of the terms of the underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

(c)      Reduction in Offering.  If the managing underwriter or underwriters for a registration pursuant to this Section 1.3 advises the Company and the Holder in writing that the dollar amount or number of Registrable Securities which the Holder desires to sell taken together with all other shares of Class A Common Stock or other securities which the Company desires to sell exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such registration: (i) first, the shares of Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (ii) to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i),  the Registrable Securities as to which the registration has been requested.

(d)     Postponement or Termination.  The Company may in its sole discretion postpone or terminate the registration subject to this Section 1.3.

1.4           Fees and Expenses. All fees and expenses of the parties incurred in connection with a registration pursuant hereto, including without limitation all filing, registration and qualification fees, printers’ and accounting fees and the actual fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall have no obligation to pay the actual fees and disbursements of counsel to the Holder; provided, further, however, that the Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Holder, which underwriting discounts or selling commissions shall be borne solely by the Holder.  The Company shall promptly (but no later than twenty (20) days after

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presentation of an invoice to the Company) reimburse the Holder for any such fees and expenses paid by the Holder.

1.5           Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, subject to Section 1.3(d), as promptly as possible (or by such earlier deadline as may be specified below):

(a)     prepare and file with the SEC a registration statement with respect to the Registrable Securities (which shall be, to the extent available, a “shelf” registration statement (or any comparable or successor form) providing for the registration and the sale on a continuous or delayed basis of the Registrable Securities pursuant to Rule 415).and use its reasonable best efforts to cause the registration statement to become effective as soon as reasonably practicable and, in any case, within forty-five (45) calendar days after receipt of a request pursuant to Section 1.2(a) or notice pursuant to Section 1.3(a), if not reviewed by the SEC, or within ninety (90) calendar days after receipt of a request pursuant to Section 1.2(a) or notice pursuant to Section 1.3(a) in the event the registration statement is reviewed by the SEC; provided, however, that the Company shall have the right to defer any request for registration pursuant to Section 1.2(a) for up to sixty (60) days, if the Company shall furnish to the Holder a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company after consultation and advice of counsel to the Company, it would be materially detrimental to the Company and its stockholders for such a registration statement to be effected at such time; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365 day period with respect to a request pursuant to Section 1.2(a);

(b)     cause such registration statement to remain effective for the period of time necessary to permit the Holder to dispose of all of its Registrable Securities, with the timing of such sales to be determined by the Holder in its sole discretion; provided, however, such period shall not exceed a sum of two (2) years plus any period during which any such disposition is interfered with by any stop order or injunction of the SEC or any governmental agency or court;

(c)     prior to the filing described above in paragraph (a), furnish to the Holder, no less than seven (7) business days prior to such filing, copies of the registration statement and any amendments or supplements thereto and any prospectus forming a part thereof, which documents shall be subject to the review of counsel representing the Holder, and use all reasonable best efforts to reflect in each such document when so filed with the SEC such comments as counsel representing the Holder shall reasonably propose within three (3) business days of the delivery of such copies to the Holder;

(d)     file any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that is required to be filed with the SEC in accordance with the Securities Act;

(e)     notify the Holder, promptly after receiving notice thereof, of the time when the registration statement becomes effective or when any amendment or supplement or any prospectus forming a part of the registration statement has been filed;

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(f)      notify the Holder promptly of any request by the SEC for the amending or supplementing of the registration statement or prospectus or for additional information;

(g)     (i) advise the Holder after the Company shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC preventing or suspending the effectiveness of the registration statement or any amendment thereto or of the initiation or threatening of any proceeding for that purpose and (ii) promptly use all reasonable best efforts to prevent the issuance, or to obtain its withdrawal at the earliest possible moment, of any stop order with respect to the applicable registration statement or other order suspending the use of any preliminary or final prospectus;

(h)     (i) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus forming a part thereof as may be necessary to keep the registration statement effective for the period of time necessary to permit the Holder to dispose of all of its Registrable Securities, with the timing of such sales to be determined by the Holder in its sole discretion and (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the registration statement during such period in accordance with the intended methods of disposition by the Holder set forth in the registration statement;

(i)      furnish to the Holder such number of copies of the registration statement, each amendment and supplement thereto, the prospectus included in the registration statement (including such preliminary prospectus) and such other documents the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities;

(j)      use its reasonable best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as determined by the Holder and its counsel or by the underwriters after consultation with the Company and the Holder and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 1.5(j) or subject itself to taxation in any such jurisdiction;

(k)     notify the Holder at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, promptly upon the Company’s becoming aware of the happening of any event as a result of which the applicable registration statement or prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or, if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in either case as promptly as possible, prepare and furnish to the Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the buyers of the Registrable Securities, such registration statement prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the

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statements therein not misleading in the light of the circumstances then existing or shall effect such compliance;

(l)      suspend the Holder’s use of a registration statement and any prospectus for a maximum of thirty (30) days in any sixty (60) day period, and not to exceed an aggregate of sixty (60) days in any twelve (12) month period, if (i) the Company, in its reasonable judgment, believes it may possess material non-public information the disclosure of which would be seriously detrimental to the Company or (ii) if the registration statement and prospectus would, in the Company’s judgment, contain a material misstatement or omission as a result of an event that has occurred or is continuing.  However, if the disclosure relates to a proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede its ability to consummate the transaction, or would otherwise be seriously detrimental to the Company, the Company may extend the suspension period from thirty (30) days to forty-five (45) days.  The Company shall give notice to the Holder that the availability of the registration statement is suspended and upon notice duly given pursuant to Section 2.4 hereof, the Holder agrees not to sell any Registrable Securities pursuant to the registration statement until the Holder has received copies of a supplemented or amended prospectus from the Company, or until it is advised by the Company in writing that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

(m)    cause senior representatives of the Company to participate in any “road show” or “road shows” reasonably requested by any underwriter of an underwritten or “best efforts” offering;

(n)     enter into such customary agreements (including an underwriting agreement in customary form and lock-up agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and take all such other action, if any, as the Holder or the underwriters shall reasonably request in order to expedite or facilitate the disposition of the Registrable Securities; and

(o)     (i) make available for inspection by the Holder, any underwriter participating in any distribution pursuant to the registration statement and any attorney, accountant or other agent retained by the Holder or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by the Holder or any such underwriter, attorney, accountant or agent in connection with the registration statement; and

(p)     in the case of an underwritten offering, furnish to the Holder, a signed counterpart, addressed to the underwriter, of (i) an opinion of counsel for the Company in customary form, dated the effective date of the registration statement and (ii) a comfort letter from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by an accountant’s comfort letter.

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1.6            Obligations of the Holder. Whenever the Company is required to effect the registration of any Registrable Securities under this Agreement, the Holder shall, as promptly as possible:

(a)          provide such information (including information regarding the Holder itself and the intended method of distribution of the Registrable Securities) as may be reasonably requested by the Company or the managing underwriter, if any, in connection with the preparation of the registration statement, including any amendments or supplements thereto, in order to effect the registration of the Registrable Securities and in connection with the Company’s obligation to comply with federal and applicable state securities laws;

(b)          complete, execute and deliver any and all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required by or under the terms of any underwriting agreement or as reasonably requested by the Company; provided, that the indemnity by the Holder shall cover only the matters set forth in Section 1.7(b) hereof; and

(c)          upon receipt of any notice from the Company of an event of the kind described in Section 1.5(f) or Section 1.5(k), Holder shall immediately discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until Holder receives the supplemented or amended prospectus contemplated by Section 1.5(f) or Section 1.5(k), and if so directed by the Company, Holder will deliver to the Company all copies, other than permanent file copies in Holder’s possession, of the most recent prospectus covering the Registrable Securities at the time of receipt of such notice.  In the event that the Company shall give any such notice in respect of a Demand Registration, the period during which the applicable registration statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holder either receives the copies of the supplemented or amended prospectus contemplated by Section 1.5(f) or Section 1.5(k) or is advised in writing by the Company that the use of the prospectus may be resumed.

1.7           Indemnification Relating to Registration.

(a)           Indemnification by the Company.  The Company shall indemnify and hold harmless the Holder, the officers, directors, members, partners, agents and employees of Holder, each person who controls the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the officers, directors, members, shareholders, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, actual attorneys’ fees and disbursements), and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or

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necessary to make the statements therein (in the case of any prospectus or supplement thereto and any free writing prospectus or “issuer information,” in light of the circumstances under which they were made) not misleading, except insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or arise out of or relate to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto and any free writing prospectus or “issuer information,” in light of the circumstances under which they were made) not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished to the Company, in writing, by Holder expressly for use therein.

(b)           Indemnification by Holder.  Holder shall indemnify and hold harmless the Company, its officers and directors and agents, and each other person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all Losses incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto and any free writing prospectus or “issuer information,” in light of the circumstances under which they were made) not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by Holder expressly for use therein.

(c)           Conduct of Indemnification Proceedings. If any proceeding whatsoever shall be brought or asserted against any person entitled to indemnification under Section 1.7(a) or Section 1.7(b) (an “Indemnified Party”), such Indemnified Party shall promptly notify such other person (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement.  An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the actual fees and

8

expenses of separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding. All actual fees and expenses of the Indemnified Party (including actual fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 1.7) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party.

(d)           Contribution. If the indemnification under Section 1.7(a) or Section 1.7(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other matters, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include any attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 1.7 were available to such party in accordance with its terms.  The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 1.7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  The indemnity and contribution agreements contained in this Section 1.7 are in addition to any liability that the Indemnifying Party may have to the Indemnified Party.

(e)           Survival. The obligations of the parties hereto under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

1.8           Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

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(c)           so long as the Holder owns any Registrable Securities, furnish to the Holder promptly upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Holder may request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

1.9             Lock-ups.  In consideration of the registration rights provided by this Agreement, the Holder agrees, upon the Company’s request, to enter into a customary lock-up agreement in connection with any underwritten offering of securities by the Company; provided the Holder shall not be obligated to execute any agreement for a period longer than comparable agreements entered into by the Company’s officers and directors.

2.            GENERAL PROVISIONS.

2.1           Assignment. The registration rights of the Holder under this Agreement may only be assigned to (i) any Permitted Transferee, as such term is defined in the Securities Purchase Agreement and (ii) any other person acquiring Registrable Securities relating to shares of Class A Common Stock with a value of at least $50,000,000.  The Company may not assign this Agreement without the prior written consent of the Holder.  Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

2.2           Amendment and Waiver of Rights. This Agreement may not be amended, modified or supplemented in any manner, except by an instrument in writing signed on behalf of each party.

2.3           Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

2.4           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

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(i)	if to the Holder, to:

Raul Zepeda
Avenida Insurgentes Sur #3500, PB
Colonia Peña Pobre
Delegación Tlalpan, CP
14060 México D.F., México
	Telecopy No.:	(52) 55 5520 0525
	Confirmation No.:	(52) 55 5325 0505

with a copy to:

Jorge Juantorena and Duane McLaughlin
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
	Telecopy No.:	(212) 225-3999
	Confirmation No.:	(212) 225-2758

(ii)	if to the Company, to:

The New York Times Company
620 Eighth Avenue
New York, New York 10018
	Telecopy No.:	(212) 556-4634
	Confirmation No.:	(212) 556-1234
Attention: General Counsel

2.5            Entire Agreement.  This Agreement constitutes the entire understanding and agreement between the parties with regard to the subjects hereof, and supersedes any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of the Securities Purchase Agreement.

2.6           Governing Law. This Agreement shall be governed in all respects by the internal Laws of the State of New York without regard to principles of conflict of laws.

2.7           Severability.  If any paragraph, provision or clause of this Agreement shall be found or be held to be illegal, invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that most nearly effects the parties’ intent in entering into this Agreement.

2.8           Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, each Indemnified Party, and each of

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their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

2.9           Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and shall be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits,” respectively, to this Agreement.

2.10         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

2.11         Costs And Attorneys’ Fees.  In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall be entitled to recover all of such party’s actual costs and attorneys’ fees and disbursements incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

2.13        Further Assurances. The parties agree to execute all such further documents and instruments and to take all such further actions as may be reasonably necessary or appropriate to carry out the purposes and intent of this Agreement.

2.14        Facsimile Signatures.  This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

2.15         Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement in addition to any other remedy to which each party is entitled at law or in equity.  Each of the parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

2.16         No Presumption Against Drafting Party.  Each party acknowledges that it has been represented by counsel in connection with this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE NEW YORK TIMES COMPANY

By:
Name:
Title:

INMOBILIARIA CARSO, S.A. DE C.V.

By:
Name:
Title:

BANCO INBURSA S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO INBURSA

By:
Name:
Title:

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EXHIBIT 4(A).4

FORM OF OPINIONS OF SPECIAL COUNSEL
TO AND GENERAL COUNSEL OF THE COMPANY

Matters To Be Covered in
Opinions of Special Counsel to and General Counsel of the Company

1.                                       Each of the Company and its Significant Subsidiaries being validly existing and in good standing (based solely on good standing certificates from the relevant jurisdictions) and the Company having requisite corporate power and authority to issue and sell the Notes and Warrants and to execute, deliver and perform its obligations under the transaction documents.

2.                                       Each of the Company and its Significant Subsidiaries being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

3.                                       Due authorization and execution and delivery of the transaction documents and such transaction documents being legal, valid, binding and enforceable.

4.                                       Execution, delivery and performance of the transaction documents does not conflict with charter documents or laws.

5.                                       Execution, delivery and performance of the transaction documents does not conflict with material agreements.

6. All consents required to issue and sell the Notes and the Warrants and to execute, deliver and perform the transaction documents having been obtained.

7.                                       No litigation questioning validity of documents.

8.                                       The shares of Class A Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants and when so issued in accordance with the terms of the Warrants will be validly issued, fully paid and non-assessable.

9.                                       Neither the Notes nor the Warrants require registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

10.                                 No violation of Regulations T, U or X of the Federal Reserve Board.

11.                                 Company not an “investment company”, or a company “controlled” by an “investment company”, under the Investment Company Act of 1940, as amended.

12.                                 Such other opinions as may be reasonably requested by the Purchasers.

EXHIBIT 4(A).4

(to Securities Purchase Agreement)

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Opinions in numbered items 1 (as to the Alabama and Massachusetts entities), 2 and 7 may be delivered by internal counsel; all other opinions to be delivered by external counsel.

2